                                                                     EXHIBIT 4.5

                                                               EXECUTION VERSION

================================================================================


                         UNITED INDUSTRIES CORPORATION,

                          the GUARANTORS named herein,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

                    9-7/8% Senior Subordinated Notes due 2009

================================================================================

                                                               EXECUTION VERSION

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                                         CROSS-REFERENCE TABLE

  TIA                                                        Indenture
Section                                                       Section
310(a)(1)..............................................      7.10
     (a)(2)............................................      7.10
     (a)(3)............................................      N.A.
     (a)(4)............................................      N.A.
     (b)...............................................      7.08; 7.10; 12.02
     (b)(1)............................................      7.10
     (b)(9)............................................      7.10
     (c)...............................................      N.A.
311(a).................................................      7.11
     (b)...............................................      7.11
     (c)...............................................      N.A.
312(a).................................................      2.05
     (b)...............................................      12.03
     (c)...............................................      12.03
313(a).................................................      7.06
     (b)(1)............................................      7.06
     (b)(2)............................................      7.06
     (c)...............................................      12.02
     (d)...............................................      7.06
314(a).................................................      4.02; 4.04; 12.02
     (b)...............................................      N.A.
     (c)(1)............................................      12.04; 12.05
     (c)(2)............................................      12.04; 12.05
     (c)(3)............................................      N.A.
     (d)...............................................      N.A.
     (e)...............................................      12.05
     (f)...............................................      N.A.
315(a).................................................      7.01; 7.02
     (b)...............................................      7.05; 12.02
     (c)...............................................      7.01
     (d)...............................................      6.05; 7.01; 7.02
     (e)...............................................      6.11
316(a) (last sentence).................................      2.10
     (a)(1)(A).........................................      6.05
     (a)(1)(B).........................................      6.04
     (a)(2)............................................      8.02
     (b)...............................................      6.07
     (c)...............................................      8.04

                                        i
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
317(a)(1)..............................................      6.08
     (a)(2)............................................      6.09
     (b)...............................................      7.12
318(a).................................................      12.01

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                                TABLE OF CONTENTS

                                                                                                               Page

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE
  Section 1.01. Definitions.......................................................................................1
  Section 1.02. Other Definitions................................................................................25
  Section 1.03. Incorporation by Reference of Trust Indenture Act................................................26
  Section 1.04. Rules of Construction............................................................................26

                                    ARTICLE 2

                                    THE NOTES

  Section 2.01. Amount of Notes..................................................................................27
  Section 2.02. Form and Dating..................................................................................27
  Section 2.03. Execution and Authentication.....................................................................28
  Section 2.04. Registrar and Paying Agent.......................................................................29
  Section 2.05. Paying Agent to Hold Money in Trust..............................................................29
  Section 2.06. Noteholder Lists.................................................................................30
  Section 2.07. Transfer and Exchange............................................................................30
  Section 2.08. Replacement Notes................................................................................30
  Section 2.09. Outstanding Notes................................................................................31
  Section 2.10. Treasury Notes...................................................................................31
  Section 2.11. Temporary Notes..................................................................................32
  Section 2.12. Cancellation.....................................................................................32
  Section 2.13. Defaulted Interest...............................................................................32
  Section 2.14. CUSIP Number.....................................................................................32
  Section 2.15. Deposit of Moneys................................................................................33
  Section 2.16. Book-Entry Provisions for Global Notes...........................................................33
  Section 2.17. Special Transfer Provisions......................................................................35
  Section 2.18. Computation of Interest..........................................................................37

                                    ARTICLE 3

                                   REDEMPTION

  Section 3.01. Notices to Trustee...............................................................................37
  Section 3.02. Selection by Trustee of Notes to Be Redeemed.....................................................37
  Section 3.03. Notice of Redemption.............................................................................38
  Section 3.04. Effect of Notice of Redemption...................................................................38
  Section 3.05. Deposit of Redemption Price......................................................................39
  Section 3.06. Notes Redeemed in Part...........................................................................39

                                    ARTICLE 4

                                    COVENANTS

  Section 4.01. Payment of Notes.................................................................................39
  Section 4.02. SEC Reports......................................................................................39
  Section 4.03. Waiver of Stay, Extension or Usury Laws..........................................................40
  Section 4.04. Compliance Certificate...........................................................................40
  Section 4.05. Taxes............................................................................................41
  Section 4.06. Limitation on Additional Indebtedness............................................................41
  Section 4.07. Limitation on Preferred Stock of Restricted Subsidiaries.........................................42
  Section 4.08. Limitation on Capital Stock of Subsidiaries......................................................42
  Section 4.09. Limitation on Restricted Payments................................................................42
  Section 4.10. Limitation on Certain Asset Sales................................................................45
  Section 4.11. Limitation on Transactions with Affiliates.......................................................47
  Section 4.12. Limitations on Liens.............................................................................48
  Section 4.13. Limitations on Investments.......................................................................49
  Section 4.14. Limitation on Creation of Subsidiaries...........................................................49
  Section 4.15. Limitation on Other Senior Subordinated Debt.....................................................49
  Section 4.16. Limitation on Sale and Lease-Back Transactions...................................................49
  Section 4.17. Payments for Consent.............................................................................50
  Section 4.18. Legal Existence..................................................................................50
  Section 4.19. Change of Control................................................................................50
  Section 4.20. Maintenance of Office or Agency..................................................................52
  Section 4.21. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.....................53
  Section 4.22. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries..........53
  Section 4.23. Further Assurance to the Trustee.................................................................54

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

  Section 5.01. Limitation on Consolidation, Merger and Sale of Assets...........................................54
  Section 5.02. Successor Person Substituted.....................................................................55

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

  Section 6.01. Events of Default................................................................................55
  Section 6.02. Acceleration.....................................................................................57
  Section 6.03. Other Remedies...................................................................................57
  Section 6.04. Waiver of Past Defaults and Events of Default....................................................58
  Section 6.05. Control by Majority..............................................................................58
  Section 6.06. Limitation on Suits..............................................................................58

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
  Section 6.07. Rights of Holders to Receive Payment.............................................................59
  Section 6.08. Collection Suit by Trustee.......................................................................59
  Section 6.09. Trustee May File Proofs of Claim.................................................................59
  Section 6.10. Priorities.......................................................................................59
  Section 6.11. Undertaking for Costs............................................................................60
  Section 6.12. Restoration of Rights and Remedies...............................................................60

                                    ARTICLE 7

                                     TRUSTEE

  Section 7.01. Duties of Trustee................................................................................60
  Section 7.02. Rights of Trustee................................................................................62
  Section 7.03. Individual Rights of Trustee.....................................................................62
  Section 7.04. Trustee's Disclaimer.............................................................................62
  Section 7.05. Notice of Defaults...............................................................................62
  Section 7.06. Reports by Trustee to Holders....................................................................63
  Section 7.07. Compensation and Indemnity.......................................................................63
  Section 7.08. Replacement of Trustee...........................................................................64
  Section 7.09. Successor Trustee by Consolidation, Merger, Etc..................................................65
  Section 7.10. Eligibility; Disqualification....................................................................65
  Section 7.11. Preferential Collection of Claims Against Company................................................65
  Section 7.12. Paying Agents....................................................................................65

                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

  Section 8.01. Without Consent of Holders.......................................................................66
  Section 8.02. With Consent of Holders..........................................................................66
  Section 8.03. Compliance with Trust Indenture Act..............................................................68
  Section 8.04. Revocation and Effect of Consents................................................................68
  Section 8.05. Notation on or Exchange of Notes.................................................................68
  Section 8.06. Trustee to Sign Amendments, Etc..................................................................69

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

  Section 9.01. Discharge of Indenture...........................................................................69
  Section 9.02. Legal Defeasance.................................................................................69
  Section 9.03. Covenant Defeasance..............................................................................70
  Section 9.04. Conditions to Defeasance or Covenant Defeasance..................................................70
  Section 9.05. Deposited Money and U.S. Government Obligations to Be Held in Trust;
                  Other Miscellaneous Provisions.................................................................72
  Section 9.06. Reinstatement....................................................................................72
  Section 9.07. Moneys Held by Paying Agent......................................................................72

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
  Section 9.08. Moneys Held by Trustee...........................................................................73

                                   ARTICLE 10

                               GUARANTEE OF NOTES

  Section 10.01. Guarantee.......................................................................................73
  Section 10.02. Execution and Delivery of Guarantees............................................................74
  Section 10.03. Limitation of Guarantee.........................................................................74
  Section 10.04. Release of Guarantor............................................................................74
  Section 10.05. Guarantee Obligations Subordinated to Guarantor Senior Indebtedness.............................75
  Section 10.06. Payment Over of Proceeds upon Dissolution, etc., of a Guarantor.................................76
  Section 10.07. Suspension of Guarantee Obligations When Guarantor Senior Indebtedness in Default...............77
  Section 10.08. Subrogation to Rights of Holders of Guarantor Senior Indebtedness...............................79
  Section 10.09. Guarantee Subordination Provisions Solely to Define Relative Rights.............................79
  Section 10.10. Application of Certain Article 11 Provisions....................................................80

                                   ARTICLE 11

                             SUBORDINATION OF NOTES

  Section 11.01. Notes Subordinate to Senior Indebtedness........................................................80
  Section 11.02. Payment Over of Proceeds upon Dissolution, Etc..................................................80
  Section 11.03. Suspension of Payment When Senior Indebtedness in Default.......................................82
  Section 11.04. Trustee's Relation to Senior Indebtedness.......................................................83
  Section 11.05. Subrogation to Rights of Holders of Senior Indebtedness.........................................84
  Section 11.06. Provisions Solely to Define Relative Rights.....................................................84
  Section 11.07. Trustee to Effectuate Subordination.............................................................85
  Section 11.08. No Waiver of Subordination Provisions...........................................................85
  Section 11.09. Notice to Trustee...............................................................................86
  Section 11.10. Reliance on Judicial Order or Certificate of Liquidating Agent..................................86
  Section 11.11. Rights of Trustee as a Holder of Senior Indebtedness;
                    Preservation of Trustee's Rights.............................................................87
  Section 11.12. Article Applicable to Paying Agents.............................................................87
  Section 11.13. No Suspension of Remedies.......................................................................87
  Section 11.14. Authorization to Effect Subordination...........................................................87
  Section 11.15. Amendments......................................................................................87

                                   ARTICLE 12

                                  MISCELLANEOUS

  Section 12.01. Trust Indenture Act Controls....................................................................88
  Section 12.02. Notices.........................................................................................88
  Section 12.03. Communications by Holders with Other Holders....................................................89
  Section 12.04. Certificate and Opinion as to Conditions Precedent..............................................89

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
  Section 12.05. Statements Required in Certificate and Opinion..................................................89
  Section 12.06. Rules by Trustee and Agents.....................................................................90
  Section 12.07. Governing Law...................................................................................90
  Section 12.08. No Adverse Interpretation of Other Agreements...................................................90
  Section 12.09. No Recourse Against Others......................................................................90
  Section 12.10. Successors......................................................................................91
  Section 12.11. Multiple Counterparts...........................................................................91
  Section 12.12. Table of Contents, Headings, Etc................................................................91
  Section 12.13. Separability....................................................................................91


EXHIBITS

Exhibit A          Form of Note...........................................................................     A-1
Exhibit B          Form of Legend and Assignment for 144A Note............................................     B-1
Exhibit C          Form of Legend and Assignment for Regulation S Note....................................     C-1
Exhibit D          Form of Legend for Global Note.........................................................     D-1
Exhibit E          Form of Certificate to Be Delivered in Connection with                                      E-1
                       Transfers to Non-QIB Accredited Investors..........................................
Exhibit F          Form of Certificate to Be Delivered in Connection with                                      F-1
                       Transfers Pursuant to Regulation S.................................................
Exhibit G          Form of Guarantee......................................................................     G-1


SCHEDULE

Schedule 1.01           Individual Investors.................................................................  S-1

                                                               EXECUTION VERSION

               INDENTURE, dated as of March 27, 2003, between UNITED INDUSTRIES CORPORATION, a Delaware corporation (the "Company"), the Guarantors (as defined below) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

               Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the 9-7/8% Senior Subordinated Notes due 2009 (the "Notes"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

               "Accrued Bankruptcy Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding, whether voluntary or involuntary, against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such proceeding.

               "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of the outstanding equity interests on, or assets from, such Person.

               "Additional Interest" means additional interest on the Notes which the Company agrees to pay to the Holders pursuant to Section 4 of the Registration Rights Agreement.

               "Additional Notes" means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.03 and 4.06 hereof.

               "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (i) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (ii) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

               "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common

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control with, such specified Person. For the purposes of this definition,
"control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

               "Agent" means the Registrar, any Paying Agent, or agent for service of notices and demands.

               "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

               "Asset Drop-Down" means the contribution of all or substantially all of the Company's assets to a newly-created Wholly-Owned Subsidiary, which would also assume all or substantially all of the Company's liabilities.

               "Asset Sale" means the sale, transfer or other disposition (including any Sale and Lease-Back Transaction) (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions having a fair market value in excess of $2,000,000 of (i) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company or (ii) any other property or assets of the Company or of any Restricted Subsidiary thereof; provided that Asset Sales shall not include (a) sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary; (b) the contribution of any assets to a joint venture, partnership or other Person (which may be a Subsidiary) to the extent such contribution constitutes a Permitted Investment (other than by operation of clause (iv) of the definition thereof); (c) the sale, transfer or other disposition of all or substantially all of the assets of the Company or any Guarantor as permitted under Section 5.01, including without limitation, an Asset Drop-Down; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (e) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry; (f) the licensing of intellectual property; (g) disposals or replacements of obsolete equipment in the ordinary course of business; (h) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (i) a disposition of Temporary Cash Investments or goods held for sale in the ordinary course of business consistent with past practices of the Company; (j) a disposition that constitutes a Change of Control; and (k) any foreclosures on assets.

               "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees (including legal and accounting fees) and expenses (including relocation expenses) related to such Asset Sale, (c) any consideration for an Asset Sale (which would otherwise constitute Asset Sale Proceeds) that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause (c) will become Asset Sale Proceeds at such time and to the extent such amounts are released to the Company or a Restricted Subsidiary, (d) repayment of Indebtedness that either (1) is secured by a Lien on the property or assets sold or (2) is required to be repaid in connection with such Asset Sale (in order to obtain a consent required in connection therewith), (e) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and
(f) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, severance, healthcare, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

               "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined by the Board of Directors of the Company) and (ii) the present value of the total obligations (discounted at the rate borne by the Notes, compounded annually) of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

               "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (c)(1) or (c)(2) of Section 4.10(i) and that have not previously been the basis for an Excess Proceeds Offer in accordance with Section 4.10(ii).

               "Bayer Stock" means the 3,072,000 shares of Class A voting common stock and the 3,072,000 shares of Class B nonvoting common stock issued pursuant to that certain Exchange Agreement dated as of June 14, 2002 or Capital Stock (other than Disqualified Capital Stock) issued with respect thereto in a reorganization or recapitalization of the Company.

               "Board of Directors" means (i) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, (ii) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor (or, if the general partner is itself a limited partnership, the board of directors of such general partner's corporate general partner or any committee authorized to act therefor) and (iii) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

               "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

               "Business Day" means any day except a Legal Holiday. A "Legal Holiday" is a Saturday, Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

               "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated and whether or not voting,) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exercisable for any of the foregoing.

               "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

               "Change of Control" means, at any time after the Issue Date, the occurrence of one or more of the following events: (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (directly or indirectly) (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Common Stock of the Company, (ii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which either a THL Group Member or the beneficial owners of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (iii) during any period of two consecutive years commencing after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

               "Commodity Hedge Agreement" shall mean any option, hedge or other similar agreement or arrangement designed to protect against fluctuations in commodity or materials prices.

               "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

               "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such parties pursuant to Article 5 of this Indenture and thereafter means the successor and any other obligor (other than a Guarantor) on the Notes. In the event of an Asset Drop-Down, the New Operating Company shall be the "Company" for all purposes hereunder.

               "Company Request" means any written request signed in the names of each of the Company by the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

               "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, (i) the ratio of EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") for which financial statements are available to (ii) Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

               (a) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to revolving credit facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

               (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period;

               (c) with respect to any such Four Quarter Period commencing prior to the Recapitalization, the Recapitalization, which shall be deemed to have taken place on the first day of such Four Quarter Period; and

               (d) any asset sales or asset acquisitions (including any EBITDA attributable to the assets which are the subject of the asset acquisition or asset sale during the Four Quarter Period (provided that such EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income")) that have been made by any Person that has become a Restricted Subsidiary of the Company or has been merged with or into the Company or any Restricted Subsidiary of the Company during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary of the Company or subsequent to such Person's merger into the Company, as if such asset sale or asset acquisition (including the incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

               Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

               (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

               (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

               "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum of

               (i) Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs relating to the Recapitalization and the financing therefor or relating to retired or existing Indebtedness and amortization or write-off of customary debt issuance costs relating to future Indebtedness incurred in the ordinary course of business), plus

               (ii) without duplication, the product of (a) the amount of all dividend payments on any series of Preferred Stock of such Person or any Restricted Subsidiary, determined on a consolidated basis (other than dividends paid in Capital Stock (other than Disqualified Capital Stock) or dividends that accumulate and compound as if paid in kind) paid, accrued or scheduled to be paid or accrued during such period times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

               "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount (other than any such discount arising from the issuance of warrants to purchase Common Stock to purchasers of the Company's debt securities simultaneously with the issuance thereof) or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company), less the amortization of deferred financing costs.

               "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that (i) the Net Income of any (a) Person (the "other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) and (b) Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Restricted Subsidiary, (ii) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or as permitted under Section 4.22) shall be excluded to the extent of such restriction or limitation, (iii)
(a) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (b) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, (iv) extraordinary, unusual and non-recurring gains and losses (including any related tax effects on the Company) shall be excluded, (v) income or loss attributable to discontinued operations (including without limitation operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded, (vi) to the extent not otherwise excluded in accordance with GAAP, the Net Income of any Restricted Subsidiary in an amount that corresponds to the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period, directly or indirectly, by such Person shall be excluded, (vii) dividends, distributions and any other payments constituting return of capital from Investments shall in any event be excluded to the extent used to increase the amount available for Investment under clause (xv) of the definition of "Permitted Investments" in accordance with the terms thereof, (viii) non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction, shall be excluded, and (ix) without duplication, any charges related to the Recapitalization shall be excluded.

               "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be administered, which office at the date of execution of this Indenture is located at 225 Asylum Street, 23rd Floor, Hartford, CT 06103.

               "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, which may include the use of derivatives, designed to protect against fluctuations in currency values.

               "Default" means any condition or event that is, or with the passing of time or giving of any notice expressly required under Section 6.01 (or both) would be, an Event of Default.

               "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

               "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means (i) so long as Indebtedness under or in respect of the Senior Credit Facility is outstanding or has commitments for the extension of credit, such Senior Indebtedness and (ii) any other Senior Indebtedness (a) which at the time of determination exceeds $25,000,000 in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, (b) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person, and (c) as to which the Trustee has been given written notice of such designation and, so long as there is a Representative with respect to the Senior Credit Facility, such Representative shall have concurred in such designation.

               "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, (i) matures on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness; or (ii) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness; or (iii) is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness; provided that Capital Stock of the Company that is held by a current or former employee of the Company subject to a put option and/or a call option with the Company triggered by the termination of such employee's employment with the Company and/or the Company's performance shall not be deemed to be Disqualified Capital Stock solely by virtue of such call option and/or put option provided further, for the avoidance of doubt, to the extent the Bayer Stock is Disqualified Capital Stock, from and after the date on which such Bayer Stock is no longer redeemable at the option of the holder prior to the maturity date of the Notes, such Bayer Stock shall be deemed to be converted into Capital Stock that is not Disqualified Capital Stock for purposes of Section 4.09(i)(c)(2). Without limitation of the foregoing, Disqualified Capital Stock will be deemed to include (a) any Preferred Stock of a Restricted Subsidiary of the Company and
(b) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; PROVIDED, HOWEVER, that Capital Stock of the Company or any Restricted Subsidiary that is issued with the benefit of provisions requiring (1) a change of control offer or asset sale proceeds offer to be made for such Capital Stock in the event of a change of control of or asset sale by the Company or such Restricted Subsidiary, which provisions have substantially the same effect as Section 4.10 or Section 4.19, as the case may be or (2) payment of dividends or redemption only after the Notes have been fully paid, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

               "EBITDA" means, for any Person, for any period, an amount equal to (i) the sum of (a) Consolidated Net Income for such period, plus (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus (c) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (d) depreciation for such period on a consolidated basis, plus (e) amortization of intangibles for such period on a consolidated basis, plus (f) any other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or a reserve for cash expense in any period subsequent to the period for which EBIDTA is being calculated) reducing or not included in the definition of Consolidated Net Income for such period, plus, (g) without duplication, all cash and non-cash expenses and restructuring charges arising in connection with the Recapitalization, minus (ii) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only; PROVIDED, HOWEVER, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment (other than in a Subsidiary which under GAAP is consolidated) of such Person shall be included only (a) to the extent that cash income has been received by such Person with respect to such Investment or (b) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

               "Equity Investor" means UIC Holdings, L.L.C., a Delaware limited liability company.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange Securities" shall have the meaning assigned thereto in the Registration Rights Agreement.

               "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

               "Financing Documents" means this Indenture, the Notes, and the Guarantees.

               "Foreign Subsidiary" means a Restricted Subsidiary of the Company that is organized in a jurisdiction other than the United States of America or a state thereof or the District of Columbia, provided that for purposes of Section 4.14, if a Restricted Subsidiary guarantees, grants a lien or enters into a similar agreement for the benefit of any Indebtedness of the Company or any other Restricted Subsidiary (other than a Foreign Subsidiary), such Restricted Subsidiary will not be deemed a Foreign Subsidiary.

               "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

               "Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of the Company with respect to the Notes by each Guarantor, if any, pursuant to the terms of Article 10 hereof, substantially in the form set forth in Exhibit G.

               "Guarantor" means each Initial Subsidiary Guarantor and each other Restricted Subsidiary of the Company that is not a Foreign Subsidiary that hereafter becomes a Guarantor pursuant to Section 4.14, and "Guarantors" means such entities, collectively.

               "Guarantor Representative" means (i) so long as the Senior Credit Facility remains outstanding or any commitments thereunder remain in effect, the agent (or if there is more than one agent therefor, the administrative agent for the lender parties thereunder) and (ii) thereafter the agent, the indenture trustee, other trustee or other representative for any Guarantor Senior Indebtedness.

               "Guarantor Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, Accrued Bankruptcy Interest) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts and obligations incurred or owing pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with, (i) any Guarantor's direct incurrence of any Indebtedness or its guarantee of all Indebtedness of the Company or any Restricted Subsidiaries, in each case, under the Senior Credit Facility, (ii) all obligations of such Guarantor with respect to any Interest Rate Agreement, (iii) all obligations of such Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (iv) all other Indebtedness of such Guarantor which does not expressly provide that it is to rank PARI PASSU with or subordinate to the Guarantees and (v) all deferrals, renewals, extensions, refinancings, replacements and refundings in whole or in part of, and amendments, modifications, restatements and supplements to, any of the Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness of a Guarantor will not include (a) Indebtedness of such Guarantor to the Company or any of the Company's Subsidiaries (except to the extent such Indebtedness is pledged as security under the Senior Credit Facility), (b) Indebtedness represented by the Guarantees, (c) Indebtedness represented by such Guarantor's guarantee of the Series B Notes and any other Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any other item of Indebtedness of such Guarantor (although this clause (c) shall not apply to the subordination of liens or security interests covering property or assets securing Guarantor Senior Indebtedness), (d) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or, (e) liability for federal, state, local or other taxes owed or owing by such Guarantor.

               "Holder" or "Noteholder" means a Person in whose name a note is registered on the Registrar's books.

               "Holding Company" means the parent company of the New Operating Company following the Asset Drop-Down.

               "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

               "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables or liabilities arising from advance payments or customer deposits for goods and services sold by the Company in the ordinary course of business, and other accrued liabilities and expenses arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (PROVIDED, HOWEVER, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons), (v) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof, other than any Bayer Stock that may be Disqualified Capital Stock, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (a) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (b) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiary for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

               "Indenture" means this Indenture as amended, restated or supplemented from time to time.

               "Individual Investors" means the individuals listed on Schedule
1.01 hereto.

               "Initial Subsidiary Guarantor" means Schultz Company, a Missouri corporation, Ground Zero, Inc., a Missouri corporation, Sylorr Plant Corporation, a Delaware corporation, and WPC Brands, Inc., a Wisconsin corporation, each of which is a Restricted Subsidiary of the Company and all of which are the Restricted Subsidiaries of the Company existing on the Issue Date.

               "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501 (a)(1), (2), (3) or
(7) promulgated under the Securities Act.

               "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

               "Interest Rate Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

               "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business or acquired as part of the assets acquired by the Company in connection with an acquisition of assets which is otherwise permitted by the terms of the Indenture), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. For the purposes of Section 4.09, "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

               "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

               "Letter of Credit Obligations" means all Obligations in respect of Indebtedness of the Company or any of its Restricted Subsidiaries with respect to letters of credit issued pursuant to the Senior Indebtedness which Indebtedness shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing) and
(b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.

               "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement (other than advance payments or customer deposits for goods and services sold by the Company in the ordinary course of business), security interest, lien, charge, easement or encumbrance of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

               "Material Adverse Effect" shall have the meaning assigned to such term in the Securities Purchase Agreement dated as of March 20, 2003 by and among the Company, the Initial Subsidiary Guarantors and the Initial Purchasers named therein.

               "Moody's" means Moody's Investors Service, Inc. and its successors.

               "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

               "Net Proceeds" means (i) in the case of any sale of Capital Stock by any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt) and (ii) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of any Person which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to any Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, E.G., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

               "New Operating Company" means the newly-formed Wholly-Owned Subsidiary of United Industries Corporation, participating in the Asset Drop-Down, which becomes the "Company" hereunder pursuant to the Asset Drop-Down.

               "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles (or, in the case of any of the events described in clause (vii) of Section 6.01, with the passage of time would entitle) one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

               "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

               "Notes" means the Notes that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the Issue Date, any Exchange Securities to be issued and exchanged for any Notes and the related Guarantees pursuant to the Registration Rights Agreement and this Indenture and any other Notes issued after the Issue Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

               "Obligations" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses and liabilities payable under the documentation governing such Indebtedness.

               "Offering Memorandum" means the Final Offering Memorandum dated March 20, 2003 pursuant to which the Notes were offered.

               "Officer," with respect to any Person (other than the Trustee), means the Chief Executive Officer, the President, any Vice President and the Chief Financial Officer, the Treasurer or the Secretary of such Person, or any other officer designated by the Board of Directors of such Person, as the case may be.

               "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture and delivered to the Trustee.

               "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel which counsel is reasonably acceptable to the Trustee stating the matters required by
Section 12.05 and delivered to the Trustee.

               "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other Obligations payable in connection with Designated Senior Indebtedness.

               "Permitted Holders" means, collectively, (i) the Company and, in the event of the Asset Drop-Down, the Holding Company, (ii) any THL Group Member, (iii) the Individual Investors, each of the spouses, children (adoptive or biological) or other lineal descendants of the Individual Investors, the probate estate of any such individual and any trust, so long as one or more of the foregoing individuals retains substantially all of the controlling or beneficial interest thereunder, and (iv) any underwriter during the course of an underwritten public offering until completion of the initial distribution thereof.

               "Permitted Indebtedness" means:

               (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an amount not to exceed the sum of (a) $225,000,000 plus (b) the greater of (i) $110,000,000 or (ii) the aggregate of 80% of the accounts receivable and 50% of the inventory of the Company and its consolidated Restricted Subsidiaries, which sum shall be reduced by any mandatory prepayments actually made thereunder required as a result of any Asset Sale or similar sale of assets (to the extent, in the case of payments of revolving credit indebtedness, that the corresponding commitments have been permanently reduced) and any scheduled payments actually made thereunder;

               (ii)   Indebtedness under the Notes and the Guarantees;

               (iii) Indebtedness of Foreign Subsidiaries not to exceed $5,000,000 in the aggregate at any one time outstanding;

               (iv    Indebtedness represented by the Series B Notes and
          Indebtedness not covered by any other clause of this definition which is outstanding on the date of this Indenture including for purposes of this clause (iv) Capitalized Lease Obligations in an amount not to exceed $10,000,000 incurred in the leasing of an aircraft for use by the Company;

               (v) Indebtedness of the Company to any Restricted Subsidiary of the Company and Indebtedness of any Restricted Subsidiary of the Company to the Company or another Restricted Subsidiary of the Company; provided that (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness is unsecured and expressly subordinated to the payment in full to all obligations in respect of the Notes and the Guarantee of such Guarantor on terms substantially in the form provided in this Indenture and (b)(1) any subsequent issuance or transfer of equity interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and (2) any sale or transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of Indebtedness by the Company or such Restricted Subsidiary not permitted by this clause (v);

               (vi)   Interest Rate Agreements;

               (vii)  Refinancing Indebtedness;

               (viii) Indebtedness under Commodity Hedge Agreements and Currency Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation;

               (ix) Indebtedness consisting of guarantees made in the ordinary course of business by the Company or its Restricted Subsidiaries of obligations of the Company or any of its Subsidiaries, which obligations are not otherwise prohibited under this Indenture;

               (x) contingent obligations of the Company or its Subsidiaries in respect of customary indemnification and purchase price adjustment obligations incurred in connection with an Asset Sale; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such Asset Sale;

               (xi) Indebtedness incurred in respect of performance, surety and other similar bonds and completion guarantees provided by the Company and the Restricted Subsidiaries in the ordinary course of business, and extensions, refinancings and replacements thereof;

               (xii) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation or other similar claims;

               (xiii) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company and its Subsidiaries incurred to acquire, construct or improve property and assets in the ordinary course of business and any refinancings, renewals or replacements of any such Purchase Money Indebtedness or Capitalized Lease Obligation (subject to the limitations on the principal amount thereof set forth in this clause
        (xiii)), the principal amount of which Purchase Money Indebtedness and Capitalized Lease Obligations shall not in the aggregate at any one time outstanding exceed $15,000,000; and

               (xiv) additional Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness specified in clauses (i) through (xiii) above) not to exceed $25,000,000 in the aggregate at any one time outstanding.

          "Permitted Investments" means, for any Person, Investments made on or after March 24, 1999 consisting of:

               (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary except that investments in Foreign Subsidiaries under this clause (i) shall not exceed $10,000,000 in the aggregate;

               (ii)   Temporary Cash Investments;

               (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof or (c) such business or assets are owned by the Company or a Restricted Subsidiary;

               (iv) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted by Section 4.10;

               (v) Investments consisting of (a) purchases and acquisitions of inventory, supplies, materials and equipment, or (b) licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

               (vi) Investments consisting of (a) loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business not to exceed $2,000,000 in the aggregate at any one time outstanding, (b) loans to employees of the Company or its Subsidiaries for the sole purpose of purchasing equity of the Company,
        (c) extensions of trade credit in the ordinary course of business, and
        (d) prepaid expenses incurred in the ordinary course of business;

               (vii) without duplication, Investments consisting of Indebtedness permitted pursuant to clause (v) of the definition of Permitted Indebtedness;

               (viii) Investments existing on the date of this Indenture;

               (ix)   Investments of the Company under Interest Rate Agreements;

               (x) Investments under Commodity Hedge Agreements and Currency Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation;

               (xi) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

               (xii) Investments in suppliers or customers that are in bankruptcy, receivership or similar proceedings or as a result of foreclosure on a secured Investment in a third party received in exchange for or cancellation of an existing obligation of such supplier or customer to the Company or a Restricted Subsidiary;

               (xiii) Investments paid for solely with Capital Stock (other than Disqualified Capital Stock) of the Company;

               (xiv) Investments in joint venture arrangements (which may be structured as corporations, partnerships, trusts, limited liability companies or other Persons), or in a Person which as a result of such Investment becomes a joint venture arrangement, in an aggregate amount, as valued at the time each such Investment is made, not exceeding $10,000,000 for all such Investments from and after March 24, 1999; and

               (xv)   Investments (other than Investments specified in clauses
        (i) through (xiv) above) in an aggregate amount, as valued at the time each such Investment is made, not exceeding $10,000,000 for all such Investments from and after March 24, 1999; provided that the amount available for Investments to be made pursuant to this clause (xv) shall be increased from time to time (a) to the extent any return of capital is received by the Company or a Restricted Subsidiary on an Investment previously made in reliance on this clause (xv) after March 24, 1999, in each case, up to, but not exceeding, the amount of the original Investment but only to the extent such return of capital is excluded from Consolidated Net Income and (b) by 100% of the aggregate net proceeds of any equity contribution received after March 24, 1999 by the Company (other than in return for Disqualified Capital Stock) from a holder of the Company's Capital Stock or the issuance or sale of Capital Stock (other than Disqualified Capital Stock), net of any amounts thereof used to calculate amounts available for Restricted Payments pursuant to clause (i)(c) of Section 4.09 or previously relied upon to make any Permitted Investments pursuant to this clause (xv).

               Not later than the date of making of any Permitted Investment made in reliance on clause (xv) above that includes proceeds described in clause
(b) thereof, the Company shall deliver to the Trustee an Officers' Certificate stating that such Permitted Investment is permitted and setting forth in reasonable detail the date, amount and nature of the purchase or contribution being relied upon.

               "Permitted Liens" means (i) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation or other entity existing at the time such corporation or other entity becomes a Restricted Subsidiary of the Company or at the time such corporation or other entity is merged into the Company or any of its Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries and (iv) Liens existing on the Issue Date.

               "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

               "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

               "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

               "Private Exchange" shall have the meaning assigned thereto in the Registration Rights Agreement.

               "Private Exchange Securities" shall have the meaning assigned thereto in the Registration Rights Agreement.

               "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes and on any Physical Notes (other than Regulation S Notes) delivered prior to the issuance of the Exchange Securities in the form set forth in Exhibit B.

               "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

               "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance (within 90 days from incurrence) the cost (including the cost of construction or improvement) of an item of Property acquired in the ordinary course of business, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

               "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

               "Recapitalization" means the transactions described in the Recapitalization Agreement.

               "Recapitalization Agreement" means the Agreement and Plan of Recapitalization, Purchase and Redemption dated as of December 24, 1998 (as amended by Amendment No. 1 dated January 20, 1999 and Amendment No. 2 dated January 25, 1999) by and among the Sellers named therein, the Company, and the Equity Investor.

               "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

               "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

               "Refinancing Indebtedness" means Indebtedness that is issued in exchange for, or refunds, refinances, renews, replaces, defeases or extends in whole or in part any Indebtedness of the Company or a Restricted Subsidiary outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is PARI PASSU with or subordinated to the Notes or the Guarantees to at least the same extent as the Indebtedness being exchanged for, refunded, refinanced, renewed, replaced, defeased or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses, and costs related to the incurrence of such Refinancing Indebtedness and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company or a Wholly-Owned Subsidiary thereof may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of the Company or any Wholly-Owned Subsidiary of the Company.

               "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 27, 2003 among the Company and Banc of America Securities LLC, CIBC World Markets Corp. and Goldman, Sachs & Co., as Initial Purchasers.

               "Regulation S" means Regulation S promulgated under the Securities Act.

               "Representative" means (a) so long as the Senior Credit Facility remains outstanding or any commitments thereunder remain in effect, the agent (or if there is more than one agent therefor, the administrative agent for the lender parties thereunder) and (b) thereafter the agent, indenture trustee, other trustee or other representative for any Senior Indebtedness.

               "Responsible Officer," when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, treasurer or assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock) and (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes or any Guarantee other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by the Company therein and (vi) forgiveness of any Indebtedness of an Affiliate of the Company (other than a Restricted Subsidiary) to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined by the Company's Board of Directors.

               "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if: (i) immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
4.06 and (ii) no Default or Event of Default shall have occurred and be continuing. The Company shall deliver an Officers' Certificate to the Holders and the Trustee upon designating any Unrestricted Subsidiary as a Restricted Subsidiary.

               "Rule 144A" means Rule 144A promulgated under the Securities Act.

               "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

               "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Company, Inc. and its successors.

               "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Senior Credit Facility" means the Credit Agreement, dated as of January 20, 1999, among the Company, the banks, financial institutions and other institutional lenders from time to time party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), as the Swing Line Bank and the Initial Issuing Bank thereunder, Banc of America Securities LLC, (formerly known as NationsBanc Montgomery Securities LLC) and Morgan Stanley Senior Funding, Inc., as the Co-Arrangers therefor, Canadian Imperial Bank of Commerce, as Documentation Agent therefor, Morgan Stanley Senior Funding, Inc., as Syndication Agent thereunder, Banc of America Securities LLC (formely known as NationsBanc Montgomery Securities LLC), as Lead Arranger and Book Manager therefor, and Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent for the lender parties thereunder, together with all "Loan Documents" as defined therein and all other documents related thereto (including, without limitation, any notes, guarantee agreements, security documents and Interest Rate Agreements), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, renewing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder), in whole or in part, all or any portion of the Indebtedness under such agreement or any successor or replacement and whether by the same or any other agent, lender or group of lenders or other party thereto.

               "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, Accrued Bankruptcy Interest) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts and Obligations incurred or owing pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (i) all Indebtedness of the Company under the Senior Credit Facility, (ii) all obligations of the Company with respect to any Interest Rate Agreement, (iii) all obligations of the Company to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (iv) all other Indebtedness of the Company which does not expressly provide that it is to rank PARI PASSU with or subordinate to the Notes and (v) all deferrals, renewals, extensions, refinancings, replacements and refundings in whole or in part of, and amendments, modifications, restatements and supplements to, any of the Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (a) Indebtedness of the Company to any of its Subsidiaries, except to the extent such Indebtedness is pledged as security under the Senior Credit Facility, (b) Indebtedness represented by the Notes, (c) Indebtedness represented by the Series B Notes and any other Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any other item of Indebtedness of the Company (although this clause
(c) shall not apply to the subordination of liens or security interests covering property or assets securing Senior Indebtedness), (d) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (e) liability for federal, state, local or other taxes owed or owing by the Company.

               "Series B Indenture" means the Indenture, dated as of March 24, 1999, between the Company and State Street Bank and Trust Company, as trustee.

               "Series B Notes" means 9-7/8% Series B Senior Subordinated Notes due 2009 of the Company issued under the Series B Indenture.

               "Subsidiary" of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

               "Temporary Cash Investments" means (i) Investments in marketable direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase unless such obligations are deposited by the Company to defease any Indebtedness of the Company; (ii) Investments in certificates of deposit and time deposits issued by a lender under the Senior Credit Facility or by a bank (or subsidiary of a bank holding company) organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits at the time of investment totaling more than $500,000,000 and rated at the time of investment at least A by S&P and A-2 by Moody's maturing within 365 days of purchase; or (iii) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, in each case with a maturity of not more than 180 days from the date of acquisition thereof; (iv) debt securities issued or unconditionally guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof, rated at least "A" by S&P or Moody's; or (v) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i), (ii), (iii), or (iv).

               "THL" means Thomas H. Lee Partners, L.P., Thomas H. Lee Equity Fund IV, L.P and Thomas H. Lee Equity Fund V, L.P.

               "THL Fees" means (i) management fees under the management agreement between the Company and THL and its Affiliates and successors and assigns that do not exceed $750,000 per year and the reimbursement of expenses pursuant thereto, provided that the amount of such management fees paid per year shall increase to $1,500,000 if at the time of such payment the Company could incur at least $1.00 of additional Indebtedness (other than Permitted

Indebtedness) pursuant to Section 4.06 and (ii) one time fees to THL in connection with each acquisition of a company or a line of business by the Company or its Subsidiaries, such fees to be payable at the time of each such acquisition and not to exceed 1% of the aggregate consideration paid by the Company and its Subsidiaries for any such acquisition.

               "THL Group Member" means THL and any Affiliate thereof (including any equity fund advised by any such Affiliate) (other than any of their portfolio companies).

               "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss.77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

               "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

               "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary.

               The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (i) such designation complies with Section 4.09; and (ii) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries (other than guarantees to be released upon such designation).

               The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (i) immediately after giving effect to such designation and treating all Indebtedness of such Unrestricted Subsidiary as being incurred on such date, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.06; and (ii) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

               Any such designation by the Board of Directors shall be evidenced by the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

               The Trustee shall be given prompt notice by the Company of each Board Resolution of the Company under this provision, together with a copy of each such resolution adopted.

               "U.S. Government Obligations" means (i) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

               "Wholly-Owned Subsidiary" of a specified Person means any Subsidiary (or, if such specified Person is the Company, a Restricted Subsidiary), all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by such Person.

Section 1.02. Other Definitions.

               The definitions of the following terms may be found in the sections indicated as follows:

Term                                                                     Defined in Section
----                                                                     ------------------
"Affiliate Transaction"..............................................            4.11(i)
"Agent Members"......................................................            2.16(i)
"Bankruptcy Law".....................................................            6.01
"Clearstream"........................................................            2.16(i)
"Change of Control Offer"............................................            4.19(i)
"Change of Control Payment Date".....................................            4.19(ii)
"Change of Control Purchase Price"...................................            4.19(i)
"Covenant Defeasance"................................................            9.03
"Custodian"..........................................................            6.01
"Euroclear"..........................................................            2.16(i)
"Event of Default"...................................................            6.01
"Excess Proceeds Offer"..............................................            4.10(i)
"Global Notes".......................................................            2.16(i)
"Guarantee Payment Blockage Period"..................................           10.07(ii)
"Initial Blockage Period"............................................           11.03(ii)
"Initial Guarantee Blockage Period"..................................           10.07(ii)
"Legal Defeasance"...................................................            9.02
"Offer Period".......................................................            4.10(ii)
"Paying Agent".......................................................            2.03
"Payment Blockage Period"............................................           11.03(ii)
"Purchase Date"......................................................            4.10(ii)
"Registrar"..........................................................            2.03
"Regulation S Global Notes"..........................................            2.16(i)
"Regulation S Notes".................................................            2.02

"Reinvestment Date"..................................................            4.10(i)
"Restricted Global Note".............................................            2.16(i)
"Restricted Period"..................................................            2.16(vi)
"Rule 144A Notes"....................................................            2.02
"Subordinated Obligations"...........................................           11.01

Section 1.03. Incorporation by Reference of Trust Indenture Act.

               Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the SEC.

               "indenture securities" means the Notes.

               "indenture securityholder" means a Noteholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

               All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04. Rules of Construction.

               Unless the context otherwise requires:

               (i) a term has the meaning assigned to it herein, whether defined expressly or by reference;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (iii)  "or" is not exclusive;

               (iv) words in the singular include the plural, and in the plural include the singular;

               (v) words used herein implying any gender shall apply to every gender; and

               (vi) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                    ARTICLE 2

                                    THE NOTES

Section 2.01. Amount of Notes.

               The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $85,000,000, upon a written order of the Company in the form of an Officers' Certificate of the Company. Such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

               Upon receipt of a Company Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement is effective and that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes for issuance in exchange for the Notes and all Series B Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act not bearing the Private Placement Legend or pursuant to a Private Exchange. Exchange Securities or Private Exchange Securities may have such distinctive series designations and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence.

Section 2.02. Form and Dating.

               The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company are subject. Any such notations, legends or endorsements shall be furnished to the Trustee in writing. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S shall be represented by Physical Notes bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

               Any Exchange Securities issued pursuant to the exchange offer specified in the Registration Rights Agreement shall not bear the Private Placement Legend or contain any provisions for the payment of Additional Interest.

               The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the

Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

               The Notes may be presented for registration of transfer and exchange at the offices of the Registrar in the Borough of Manhattan.

Section 2.03. Execution and Authentication.

               Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

               If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

               No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. The Trustee shall, upon receipt of a Company Request, authenticate Notes for original issue with an unlimited maximum aggregate principal amount. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

               The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Request authenticate for original issue Notes in the aggregate principal amount specified in such Company Request; PROVIDED that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such Company Request shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in case of an issuance of Notes pursuant to Section 2.19, shall certify that such issuance is in compliance with Article 4 hereof.

               The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

               Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

               The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.04. Registrar and Paying Agent.

               The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Company hereby initially designates the office of U.S. Bank National Association, 100 Wall Street, Suite 2000, New York, New York 10005, Mail
Station: EX-NY-WALL, as their office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate thereof may act as Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Noteholder.

               The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to compensation in accordance with Section 7.07.

               The Company initially designates the Corporate Trust Office of the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes, the Guarantees and this Indenture.

Section 2.05. Paying Agent to Hold Money in Trust.

               Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(i) or (ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06. Noteholder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

Section 2.07. Transfer and Exchange.

               Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.10, 4.19 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Trustee shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the selection of Notes to be redeemed or any Note selected for redemption.

               Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

               Each Holder of a Note agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

               Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

Section 2.08. Replacement Notes.

               If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code, or any successor provision thereto, as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company' reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute an additional contractual obligation of the Company, subject to Section 2.09.

Section 2.09. Outstanding Notes.

               The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (i) those canceled by it, (ii) those delivered to it for cancellation, (iii) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (iv) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because a Company or one of its Affiliates holds the Note.

               If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives written notice that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

               If the Paying Agent holds, in its capacity as such, on any maturity date of the Notes or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10. Treasury Notes.

               In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by a Company or any Affiliate of a Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such declaration, notice, direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes the pledgee's right so to act with respect to the Notes and that the pledgee is not either of the Company, any other obligor or guarantor on the Notes or any of their respective Affiliates.

Section 2.11. Temporary Notes.

               Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12. Cancellation.

               The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy canceled Notes and deliver a certificate of destruction thereof to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company have redeemed or paid, or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

               If the Company defaults on a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, pursuant to Section 4.01 hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date and provide the Trustee at least 20 days notice of the proposed amount of defaulted interest to be paid and the special payment date and at the same time the Company shall deposit with the Trustee the aggregate amount proposed to be paid in respect of such defaulted interest. At least 15 days before such special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14. CUSIP Number.

               The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The

Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

Section 2.15. Deposit of Moneys.

               Prior to 11:00 a.m., New York City time, on each Interest Payment Date and maturity date of the Notes, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date of the Notes, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or maturity date of the Notes, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable at the office of the Paying Agent. The Company shall deliver an Officers' Certificate to the Trustee, at least 5 Business Days before any applicable payment date, setting forth the amount of Additional Interest due per $1,000 aggregate principal amount of Notes.

Section 2.16. Book-Entry Provisions for Global Notes.

               (i) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (a) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, Agent Members of the Depository holding for Euroclear S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream")), (b) be delivered to the Trustee as custodian for such Depository and (c) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

               Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

               (ii) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (a) the Depository (1) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fail to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act, (b) the Company, at their option, notify the Trustee in writing that they elect to cause the issuance of such Physical Notes or (c) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

               (iii) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (ii), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

               (iv) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (ii), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

               (v) Any Physical Note constituting a Rule 144A Note or Regulation S Note delivered in exchange for an interest in a Global Note pursuant to paragraph (ii), (iii) or (iv) shall, except as otherwise provided by paragraphs (i)(a)(1) and (iii) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determine otherwise in compliance with applicable law.

               (vi) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the original issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in the Regulation S Global Note may be held only through Euroclear or Clearstream, as indirect participants in DTC, unless transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note, only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (a)(1) to a Person who the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (2) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (b) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

               (vii) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the

Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

               (viii) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

               (ix) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.17. Special Transfer Provisions.

               (i) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Rule 144A Note or Regulation S Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (a) the Registrar shall register the transfer of any Note constituting a Rule 144A Note or Regulation S Note, whether or not such Note bears the Private Placement Legend, if (1) the requested transfer is after March 27, 2005 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or
        (2) (A) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (B) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of a transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

               (b) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of
        (1) the certificate, if any, required by paragraph (a) above and (2) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (A) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (B) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Company shall execute and the

Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

               (ii) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Note constituting a Rule 144A Note or Regulation S Note to a QIB (excluding transfers to Non-U.S. Persons):

               (a) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

               (b) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Restricted Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

               (iii) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (a) it has received the Officers' Certificate required by paragraph (i)(a)(1) of this Section 2.17, (b) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (c) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect.

               (iv) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

               The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.18. Computation of Interest.

               Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.19. Issuance of Additional Notes.

               The Company may, subject to Article 4 of this Indenture and applicable law, issue additional Notes under this Indenture. The Notes issued on the Issue Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01. Notices to Trustee.

               If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, at least 30 days prior to the Redemption Date or during such other period as the Trustee may agree to (which agreement shall not unreasonably be withheld) the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes, as appropriate.

Section 3.02. Selection by Trustee of Notes to Be Redeemed.

               In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such other method as it shall deem fair and equitable; PROVIDED, HOWEVER, that the Company shall have previously notified the Trustee in writing of any such exchange on which the Notes are listed. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

               At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.03 hereof.

               The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

               (i)    the Redemption Date;

               (ii) the redemption price and the amount of premium and accrued interest to be paid;

               (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

               (iv)   the name and address of the Paying Agent;

               (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (vi) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

               (vii) the provision of paragraph 6 of the Notes pursuant to which the Notes called for redemption are being redeemed; and

               (viii) the aggregate principal amount of Notes that are being redeemed.

               At the Company's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.04. Effect of Notice of Redemption.

               Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding

Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05. Deposit of Redemption Price.

               On or prior to 11:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

               On and after any Redemption Date, if money sufficient to pay the redemption price of, premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of, premium, if any, and, subject to the first proviso in
Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part.

               Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS

Section 4.01. Payment of Notes.

               The Company shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

               The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02. SEC Reports.

               (i) The Company will file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the

Exchange Act, whether or not the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company (at its own expense) will file with the Trustee within 15 days after the Company files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA ss. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

               (ii) At the Company's expense, regardless of whether the Company is required to furnish such reports and other information referred to in paragraph (i) above to its equityholders pursuant to the Exchange Act, the Company shall cause such reports and other information to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after they file them with the SEC.

               (iii) The Company shall, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; PROVIDED, HOWEVER, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of (a) the date such Note (or any predecessor Note) was acquired from the Company or (b) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act.

Section 4.03. Waiver of Stay, Extension or Usury Laws.

               The Company and each of the Guarantors covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and each of the Guarantors hereby expressly waive all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Compliance Certificate.

               (i) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 100 days after the end of each fiscal year and on or before 55 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate (one of the signers on behalf of the Company of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or propose to take with respect thereto.

               (ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

               (iii) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

               (iv) The Company's fiscal year currently ends on December 31. The Company will provide notice to the Trustee of any change in fiscal year.

Section 4.05. Taxes.

               The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where such failure to effect such payment will not have a Material Adverse Effect.

Section 4.06. Limitation on Additional Indebtedness.

               (i) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness and including Disqualified Capital Stock); provided that the Company or any of the Guarantors may incur Indebtedness (including Acquired Indebtedness or Disqualified Capital Stock) if (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

               (ii) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that neither the Company nor any Guarantor will incur any Permitted Indebtedness that ranks junior in right of payment to the Notes or any Guarantee that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

               (iii) For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to paragraph (i) of this Section 4.06, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.06 and such item of Indebtedness will be treated as having been incurred pursuant to only one of the clauses (i) through (xiv) of the definition of Permitted Indebtedness herein or pursuant to paragraph (i) of this Section
4.06. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.06.

Section 4.07. Limitation on Preferred Stock of Restricted Subsidiaries.

               The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock to the Company or a Restricted Subsidiary) or, other than with respect to an acquired Guarantor, permit any Person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under paragraph (i) of Section 4.06 hereof in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Section 4.08. Limitation on Capital Stock of Subsidiaries.

               The Company shall not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Subsidiary (other than Liens under the Senior Credit Facility or under the terms of any Designated Senior Indebtedness and Liens not prohibited by Section 4.12) other than to the Company or another Restricted Subsidiary or (ii) permit any of its Subsidiaries to issue any Capital Stock (other than director's qualifying shares), other than (a) to the Company or a Wholly-Owned Subsidiary of the Company or (b) to any other shareholder of such Subsidiary (including to another Subsidiary) in an amount not to exceed such shareholders' proportionate share of any dividend, distribution or other issuance to all shareholders. The foregoing restrictions shall not apply to an Asset Sale made in compliance with Section 4.10 hereof or the issuance of Preferred Stock in compliance with Section 4.07 hereof.

Section 4.09. Limitation on Restricted Payments.

               (i) The Company shall not make, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

               (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

               (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06 hereof; and

               (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after March 24, 1999 does not exceed the sum of (1) 50% of the cumulative Consolidated Net Income of the Company subsequent to March 24, 1999 (or minus 100% of any cumulative deficit in Consolidated Net Income during such period) plus (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after March 24, 1999, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted or exercised or exchanged, as the case may be, net of any amounts thereof previously relied upon or to be relied upon to make any Permitted Investments pursuant to clause
        (xv) of the definition thereof, plus (3) without duplication of any amounts included in clauses (1) and (2) above, 100% of the aggregate net proceeds of any equity contribution received by the Company (other than in return for Disqualified Capital Stock) from a holder of the Company's Capital Stock, net of any amounts thereof previously relied upon or to be relied upon to make any Permitted Investments pursuant to clause (xv) of the definition thereof, plus (4) to the extent the Bayer Stock is repurchased by the Company, an amount equal to the Net Proceeds or fair market value of securities or other property received by the Company from the issue and sale of the Bayer Stock to the extent the Bayer Stock then constitutes Disqualified Capital Stock and is therefore excluded under clause (2) above, plus (5) $7,500,000. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined, in good faith, by the Board of Directors of the Company.

               (ii)   The provisions of this Section 4.09 shall not prohibit:
(a) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture; (b) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock); (c) the redemption or retirement of Indebtedness of the Company or any Guarantor subordinated to the Notes or any Guarantee in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company or any Guarantor that is Refinancing Indebtedness; (d) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of

Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock; (e) so long as no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such payment, the purchase, redemption or other acquisition for value of shares of Capital Stock of the Company or, in the event of the Asset Drop-Down, the Holding Company (other than Disqualified Capital Stock) or options on such shares held by the Company's or its Subsidiaries' (or, in the event of the Asset Drop-Down, the Holding Company's) officers, employees or directors or former officers, employees or directors (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sale or right of first refusal agreement with such current or former officer or employee; provided that the aggregate cash consideration paid, or distributions or payments made, pursuant to this clause shall not exceed $3,000,000 in any fiscal year (provided, that the Company may carry over and make in a subsequent fiscal year, in addition to the amounts permitted for such fiscal year, the amount of such distributions permitted to have been made, but not made, in any preceding fiscal year) or $15,000,000 in the aggregate from and after March 24, 1999, provided that the foregoing amounts shall be increased by (1) the amount of any payments after March 24, 1999 by officers, employees or directors of the Holding Company, the Company or a Subsidiary thereof for the purchase of Capital Stock of the Company (other than in connection with the Recapitalization) or, in the event of the Asset Drop-Down, the Holding Company except to the extent such payments consist of proceeds from loans by the Company or a Subsidiary thereof and (2) the amount of any cash capital contributions after March 24, 1999 to the Company by THL or any Affiliate thereof used by the Company to purchase, redeem or otherwise acquire for value shares of such Capital Stock; (f) the payment of THL Fees; (g) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $100,000 in the aggregate to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (h) Restricted Payments made pursuant to the Recapitalization Agreement; (j) the Company or any Restricted Subsidiary from purchasing all (but not less than all), excluding directors' qualifying shares, of the Capital Stock or other ownership interests in a Subsidiary of the Company which Capital Stock or other ownership interests were not theretofore owned by the Company or a Subsidiary of the Company, such that after giving effect to such purchase such Subsidiary becomes a Restricted Subsidiary of the Company that is not a Foreign Subsidiary; (k) the payment of distributions (1) to the Equity Investor solely for the purpose of enabling the Equity Investor to pay its reasonable, ordinary course operating and administrative expenses and taxes in any fiscal year in an amount not exceed $250,000, and (2) in the event of the Asset Drop-Down, to the Holding Company for the purpose of enabling the Holding Company to pay its reasonable, ordinary course operating and administrative expenses, the amount of which distributions pursuant to subclauses (1) and (2) of this clause (k) in any fiscal year in an amount not exceed $500,000; and (m) in the event of the Asset Drop-Down, the payment of distributions to the Holding Company solely for the purpose of enabling the Holding Company to pay taxes attributable to the operations of the New Operating Company and its Subsidiaries to the extent such taxes are actually owed and the Holding Company is permitted or required to make such payments.

               (iii) Notwithstanding the foregoing, (a) the amount of any payments made in reliance on clause (a) and clause (e) of paragraph (ii) above shall reduce the amount otherwise available for Restricted Payments pursuant to subparagraphs (a), (b) and (c) of paragraph (i) of this Section 4.09 above and
(b) in the event of the Asset Drop-Down, the amount of any payments that could otherwise have been made in reliance on clauses (e), (f), (g) and (k)(1) of paragraph (ii) of this Section 4.09 may be paid for the respective purposes set forth therein by the New Operating Company as dividends or distributions to the Holding Company.

               (iv) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth in reasonable detail the basis upon which the calculations required by this Section 4.09 were computed (including without limitation the date, amount and nature of any purchase or contribution referred to in clauses (i)(c)(2) or (3) above), which calculations may be based upon the Company's latest available financial statements, and, to the extent that the absence of a Default or an Event of Default is a condition to the making of such Restricted Payment, that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Section 4.10. Limitation on Certain Asset Sales.

               (i) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the equity interests, property or assets constituting such Asset Sale (as determined in good faith by the Board of Directors of the Company, and evidenced by a Board Resolution); (b) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Temporary Cash Investments; and (c) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (1) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt or to reduce an unused commitment to lend under any then existing Senior Indebtedness of the Company or any Restricted Subsidiary within 365 days following the receipt of the Asset Sale Proceeds from any Asset Sale, but only to the extent that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid or be applied to secure Letter of Credit Obligations; and (2) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or such Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 365th day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 365 days following the receipt of such Asset Sale Proceeds.

               (ii) Pending the final application of any such available Asset Sale Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility or otherwise invest such Available Asset Sale Proceeds in any manner not prohibited under this Indenture.

               If, on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10,000,000, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase (an "Excess Proceeds Offer') the Notes and all other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of asset sales the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Available Asset Sale Proceeds. The offer price in any Excess Proceeds Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase and will be payable in cash. If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders of the Notes stating:

        (a) that Holders of Notes and such other PARI PASSU Indebtedness have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes and other PARI PASSU Indebtedness at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

        (b) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

        (c) the instructions determined by the Company, that each Holder must follow in order to have the Notes repurchased;

        (d) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes;

        (e) that any Note not tendered or accepted for payment will continue to accrue interest;

        (f) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date and the deposit of the purchase price with the Trustee;

        (g) that Holders electing to have a Note purchase pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date;

        (h) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period (as defined below), a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Note purchased; and

        (i) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

               On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes and other PARI PASSU Indebtedness or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.10. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder from the amount deposited by the Company an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, the Guarantors shall endorse the guarantee thereon and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

               The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period").

               The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date by sending a press release to the Dow Jones News Service or similar business news service in the United States. If an Excess Proceeds Offer is not fully subscribed, the Company may retain that portion of the Available Asset Sale Proceeds not required to repurchase Notes and other PARI PASSU Indebtedness and use such portion for general corporate purposes, and such retained portion shall not be considered in the calculation of "Available Asset Sale Proceeds" with respect to any subsequent offer to purchase Notes. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness tendered into such Excess Proceeds Offer exceeds the amount of Available Asset Sale Proceeds required to be applied to such Excess Proceeds Offer, the Notes and such other PARI PASSU Indebtedness to be purchased shall be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased).

Section 4.11. Limitation on Transactions with Affiliates.

               (i) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date if such extension, renewal, replacement, waiver or other modification is more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date unless (a) such Affiliate Transaction is between or among the Company and/or its Restricted Subsidiaries and/or, in the event of the Asset Drop-Down, the Holding Company; or (b) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $2,000,000 which is not permitted under clause (a) of this paragraph, the Company shall obtain a resolution of the Board of Directors of the Company certifying that such Affiliate Transaction complies with clause (b) of this paragraph. In any Affiliate Transaction with a value in excess of $10,000,000 which is not permitted under clause (a) of this paragraph (other than any sale by the Company of its Capital Stock that is not Disqualified Capital Stock), the Company shall obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm.

               (ii) The limitations set forth in Section 4.11(i) shall not apply to (a) any Restricted Payment that is not prohibited by Section 4.09 hereof or a Permitted Investment permitted by Section 4.13 hereof, (b) any transaction pursuant to an agreement, arrangement or understanding existing on the Issue Date, (c) any transaction, compensation or agreement approved by the Board of Directors of the Company, with an officer or director of, or consultant to, the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, (d) any transaction permitted by Section 5.01 hereof, (e) any transaction (1) between the Company and any THL Group Member solely in its capacity as a holder or buyer of the Company's Capital Stock or (2) in the event of the Asset Drop-Down, between the New Operating Company and the Holding Company, solely in its capacity as a holder or buyer of the New Operating Company's Capital Stock, provided that any such transaction described in this clause (e) is not otherwise prohibited by this Indenture, or (f) in the event of the Asset Drop-Down, any commercially reasonable transaction between the New Operating Company and the Holding Company solely in its capacity as a holder or buyer of the New Operating Company's Indebtedness provided that any such transaction is not otherwise prohibited by this Indenture.

Section 4.12. Limitations on Liens.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, which secures Indebtedness PARI PASSU with or subordinated to the Notes or any Guarantee unless (i) if such Lien secures Indebtedness which is PARI PASSU with the Notes or such Guarantee, then the Notes or such Guarantee, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes or such Guarantee, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes or such Guarantee, as the case may be.

Section 4.13. Limitations on Investments.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or
(ii) an Investment that is made as a Restricted Payment in compliance with
Section 4.09 hereof, after the Issue Date.

Section 4.14. Limitation on Creation of Subsidiaries.

               The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary that is acquired or created in connection with an acquisition by the Company or (ii) an Unrestricted Subsidiary; PROVIDED, HOWEVER, that each Restricted Subsidiary that is not a Foreign Subsidiary acquired or created pursuant to clause (i) of this paragraph shall at the time it has either assets or stockholder's equity in excess of $200,000 execute a Guarantee in the form attached as Exhibit G to this Indenture, pursuant to which such Restricted Subsidiary shall become a Guarantor which Guarantee shall be subordinated to all Guarantor Senior Indebtedness of such Restricted Subsidiary to the same extent as the Notes are subordinated to the Company's Senior Indebtedness. Notwithstanding the foregoing, any such Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon certain mergers, consolidations, sales and other dispositions (including, without limitation, by foreclosure) in accordance with Section 10.04 hereof.

Section 4.15. Limitation on Other Senior Subordinated Debt.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or any Guarantor Senior Indebtedness, as the case may be, and (ii) senior in right of payment to the Notes and the Guarantees, as the case may be. For purposes of this Section 4.15, Indebtedness is deemed to be senior in right of payment to the Notes or the Guarantees, as the case may be, if it is not PARI PASSU with or subordinated in right of payment to the Notes or such Guarantees.

Section 4.16. Limitation on Sale and Lease-Back Transactions.

               The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined, in good faith, by the Board of Directors of the Company and (ii) the Company or such Restricted Subsidiary, as the case may be, could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with Section 4.06 hereof.

Section 4.17. Payments for Consent.

               Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.18. Legal Existence.

               Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, any such Restricted Subsidiary, and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.19. Change of Control.

               (i) In the event of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof together with any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 4.19.

               If the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in paragraph (ii) below, but in any event within 30 days following the first date on which the Company has knowledge of any Change of Control, the Company covenants to (a) repay in full all obligations under or in respect of the Senior Credit Facility or offer to repay in full all obligations under or in respect of the Senior Credit Facility and repay the obligations under or in respect of the Senior Credit Facility of each lender who has accepted such offer or (b) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes pursuant to this Section 4.19. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (iii) of Section 6.01 hereof if not cured within 60 days after the notice required by such clause. The Company shall be deemed to have knowledge of all filings with the Commission for purposes of this Section 4.19

               (ii) Within 30 days following the first date on which the Company has knowledge of any Change of Control, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar, a notice stating:

               (a) that the Change of Control Offer is being made pursuant to this Section 4.19 and that all Notes validly tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

               (b) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

               (c) that any Note not timely tendered in accordance with such notice will remain outstanding and continue to accrue interest;

               (d) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (e) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

               (f) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

               (g) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

               (h) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

               (j) the name and address of the Paying Agent.

               On or before the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted from the amount deposited by the Company payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, the Guarantors shall endorse the Guarantee and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

               (iii) (a) If the Company or any Subsidiary thereof has issued any outstanding (1) Indebtedness that is subordinate in right of payment to the Notes or (2) Preferred Stock, and the Company or such Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (b) the Company will not issue Indebtedness that is subordinate in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

               In the event that a Change of Control occurs and the Holders exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

Section 4.20. Maintenance of Office or Agency.

               The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee as set forth in Section 12.02.

               The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.

Section 4.21. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

               (i) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

               (ii) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain insurance (which may include self-insurance) in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

               (iii) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and their Subsidiaries taken as a whole.

               (iv) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, earnings, assets or financial condition of the Company and its Subsidiaries taken as a whole.

Section 4.22. Limitation on Dividend and Other Payment Restrictions Affecting
              Restricted Subsidiaries.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i)(a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (b) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary of the Company, (ii) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date or are no more restrictive in any material respect (including without limitation pursuant to the Senior Credit Facility or the Series B Indenture), (b) the Indenture, the Notes and the Guarantees, (c) applicable law, (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, (e) any agreement or instrument governing Indebtedness (whether or not outstanding) of Foreign Subsidiaries, (f) customary non-assignment provisions in leases, licenses or other agreements entered in the ordinary course of business and consistent with past practices, (g) Refinancing Indebtedness; provided that such payment restrictions are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (h) customary restrictions in security agreements or mortgages or similar agreements securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages or (j) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

Section 4.23. Further Assurance to the Trustee.

               The Company shall, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01. Limitation on Consolidation, Merger and Sale of Assets.

               (i) The Company shall not, nor shall it permit any Guarantor to, consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person unless (in the case of the Company or any Guarantor): (a) the Company or such Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or such Guarantor) formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or to which the properties and assets of the Company or such Guarantor, as the case may be, are transferred shall be a corporation, a limited liability company or a limited partnership organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, in writing by a supplemental indenture, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, all of the obligations of the Company or such Guarantor, as the case may be, under the Notes and this Indenture and Guarantee, as applicable, and the obligations under this Indenture shall remain in full force and effect; provided that at any time the Company or its successor is a limited partnership or limited liability company there shall be a co-issuer of the Notes that is a corporation; (b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (c) unless the merger or consolidation is with, or the transfer of all or substantially all its assets is to a Wholly-Owned Subsidiary, immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06 hereof.

               Nothing in this Section 5.01 will prohibit the consolidation, merger or transfer of all or substantially all the assets of any Guarantor that is otherwise permitted by and conducted in accordance with the other applicable provisions of this Indenture. In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.02. Successor Person Substituted.

               Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Guarantor in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or such Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Notes or the Guarantee, as applicable.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

          An "Event of Default" occurs if

               (i) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable whether at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 11 hereof;

               (ii) there is a default in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 11 hereof;

               (iii) the Company or any Guarantor defaults in the observance or performance of any other covenant in the Notes or this Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in the aggregate principal amount of the Notes then outstanding (except in the case of consummation of a transaction governed by Section
        5.01 in violation of the terms thereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

               (iv) there is a default in the payment at final maturity of principal in an aggregate amount of $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, or there is an acceleration of any such Indebtedness aggregating $10,000,000 or more which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice by the Trustee or any Holder, or which acceleration shall not be rescinded or annulled within 20 days after written notice to the Company of such Default by the Trustee or any Holder;

               (v) the entry of any final judgment or judgments which can no longer be appealed or stayed for the payment of money in excess of $10,000,000 (net of amounts covered by insurance for which coverage is not being challenged or denied) is rendered against the Company or any Restricted Subsidiary thereof and such judgment remains undischarged, unpaid or otherwise unsatisfied, for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

               (vi) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                      (a) commences a voluntary case,

                      (b) consents to the entry of an order for relief against
               it in an involuntary case,

                      (c) consents to the appointment of a Custodian of it or
               for all or substantially all of its property,

                      (d) makes a general assignment for the benefit of its
               creditors, or

                      (e) generally is not paying its debts as they become due;

               (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (a) is for relief against the Company or any Restricted
               Subsidiary in an involuntary case,

                      (b) appoints a Custodian of the Company or any Restricted
               Subsidiary or for all or substantially all of the property of either of the Company or any Restricted Subsidiary, or

                      (c) orders the liquidation of the Company or any
               Restricted Subsidiary,

        and the order or decree remains unstayed and in effect for 60 days; or

               (viii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies in writing its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of Section 10.04 hereof).

               The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

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               The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so. The Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control, Asset Sale or payment of Additional Interest unless written notice thereof shall have been given to a Responsible Officer at the corporate trust office of the Trustee by the Company or any other Person.

Section 6.02. Acceleration.

               If an Event of Default (other than an Event of Default arising under Section 6.01(vi) or (vii) with respect to the Company) shall have occurred and is continuing, then the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may by written notice to the Company and the Trustee may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and (a) such amounts shall become immediately due and payable or (b) if there are any amounts outstanding or owing under or in respect of the Senior Credit Facility or any commitments remain in effect under the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Senior Credit Facility or five Business Days after receipt by the Company and the Representative of notice of the acceleration of the Notes; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(vi) or (vii) with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 6.03. Other Remedies.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

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Section 6.04. Waiver of Past Defaults and Events of Default.

               Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

               The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. Limitation on Suits.

               Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture, the Notes or the Guarantees unless:

               (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

               (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested, provision of indemnity; and

               (v) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

               A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

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Section 6.07. Rights of Holders to Receive Payment.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest (including Additional Interest) with respect to the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

               If an Event of Default in payment of principal, premium or interest specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest (including Additional Interest) remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10. Priorities.

               If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               FIRST: to the Trustee for amounts due under Section 7.07 hereof;

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               SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

               THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

               The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12. Restoration of Rights and Remedies.

               If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01. Duties of Trustee.

               (i) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the same circumstances in the conduct of such Person's own affairs.

               (ii) Except during the continuance of a Default or an Event of Default of which a Responsible Officer of the Trustee has actual knowledge:

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               (a) The Trustee undertakes to perform such duties and only such duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

               (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (iii) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (a) This paragraph does not limit the effect of paragraph (ii) of this Section 7.01.

               (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.05 or 6.06 hereof.

               (iv)   Whether or not therein expressly so provided, paragraphs
(i), (ii), (iii) and (v) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

               (v) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor.

               (vi) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

               (vii) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which may be incurred by it in connection with such performance.

               (viii) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

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Section 7.02. Rights of Trustee.

               Subject to Section 7.01 hereof:

               (i) The Trustee may rely and shall be protected in acting or refraining from acting on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (ii) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (iii) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

               (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

               (v) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03. Individual Rights of Trustee.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest (including Additional Interest) on any Note the Trustee may withhold the notice if and so

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long as a committee of its Responsible Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06. Reports by Trustee to Holders.

               If required by TIA ss. 313(a), within 60 days after May 15 of any year, commencing May 15, 2003, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c) and TIA ss. 313(d).

               Reports pursuant to this Section 7.06 shall be transmitted by mail:

               (i) to all registered Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

               (ii) to such Holder of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

               A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

               The Company and the Guarantors shall pay to the Trustee and Agents from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company are prejudiced thereby.

               Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company

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and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Company and the Guarantors under this Section 7.07 to compensate, reimburse and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the satisfaction, discharge and termination of this Indenture, including any termination or rejection hereof under any bankruptcy law or the resignation or removal of the Trustee.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

               For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9. Section 7.08. Replacement of Trustee.

               The Trustee may resign by so notifying the Company and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at their election if:

               (i)    the Trustee fails to comply with Section 7.10 hereof;

               (ii)   the Trustee is adjudged a bankrupt or an insolvent;

               (iii) a receiver or other public officer takes charge of the Trustee or its property;

               (iv)   the Trustee otherwise becomes incapable of acting; or

               (v) a successor corporation becomes successor Trustee pursuant to Section 7.09 below.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify the holders of such event and promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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               If the Trustee fails to comply with Section 7.10 hereof, any
Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation, Merger, Etc.

               If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), including the provision in ss. 310(b)(1).

Section 7.11. Preferential Collection of Claims Against Company.

               The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311 (b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

Section 7.12. Paying Agents.

               The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

               (i) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest (including Additional Interest) on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

               (ii) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

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               (iii)  that it will give the Trustee written notice within three
        (3) Business Days of any failure of the Company, any Guarantor or any obligor on the Notes in the payment of any installment of the principal of, premium, if any, or interest (including Additional Interest) on, the Notes when the same shall be due and payable.

                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders.

               The Company and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

               (i)    to comply with Section 5.01 hereof;

               (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (iii)  to consummate the Asset Drop-Down;

               (iv)   to comply with any requirements of the SEC under the TIA;

               (v)    to cure any ambiguity, defect or inconsistency;

               (vi) to make any other change that does not adversely affect the rights of any Noteholders hereunder; or

               (vii)  to add a Guarantor.

               The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02. With Consent of Holders.

               The Company (when authorized by a Board Resolution), the Guarantors (each when authorized by a Board Resolution) and the Trustee may modify or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company or Guarantors with any provision of this Indenture or the Notes. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not without the consent of each Holder affected thereby:

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               (i)    reduce the amount of Notes whose Holders must consent to
        an amendment, supplement or waiver to this Indenture or the Notes;

               (ii) reduce the rate of or change the time for payment of interest on any Note;

               (iii) reduce the principal of or premium on or change the stated maturity of any Note;

               (iv) waive a default in the payment of the principal of, interest on, or redemption payment with respect to any Note;

               (v) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

               (vi) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

               (vii) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

               (viii) affect the ranking of the Notes or the Guarantees in a manner adverse to the holders;

               (ix) change any provision of this Indenture relating to the redemption of Notes;

               (x) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

               After an amendment, supplement or waiver under this Section 8.02 or Section 8.01 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

               Upon the written request of the Company, accompanied by Board Resolutions authorizing the execution of any such supplemental indenture by the Company and the Guarantors, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section
8.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

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               It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03. Compliance with Trust Indenture Act.

               Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.

               Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

               After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (i) through (x) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.05. Notation on or Exchange of Notes.

               If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

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Section 8.06. Trustee to Sign Amendments, Etc.

               The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms (subject to customary exceptions).

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Discharge of Indenture.

               The Company and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if there shall have been canceled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.08 hereof) and the Company have paid all sums payable by them hereunder or deposited all required sums with the Trustee.

               After such delivery the Trustee upon Company request shall acknowledge in writing the discharge of the Company' and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

               Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and Guarantors in Sections 7.07, 9.05 and 9.06 hereof shall survive.

Section 9.02. Legal Defeasance.

               The Company may at its option, by Board Resolution of the Board of Directors of the Company, be discharged from their obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guarantees and to have satisfied all their respective other obligations under such Notes and Guarantees and this Indenture insofar as such Notes and Guarantees are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of,

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premium, if any, and interest on such Notes when such payments are due, (ii) the
Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09 and 4.20 hereof, (iii) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (iv) this
Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03. Covenant Defeasance.

               At the option of the Company, pursuant to a Board Resolution of the Board of Directors of the Company, the Company and the Guarantors shall be released from their respective obligations under Sections 4.02 through 4.19, Sections 4.21 through 4.22 and Sections 4.24 through 4.25 hereof, inclusive, and clauses (i)(b) and (c) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04. Conditions to Legal Defeasance or Covenant Defeasance.

               The following shall be the conditions to application of Section
9.02 or Section 9.03 hereof to the outstanding Notes:

               (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (a) money in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

               (ii) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such

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        deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

               (iii) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

               (iv) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

               (v) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

               (vi) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (b) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (vii) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (viii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (i) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

               (ix) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof; and

               (x) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (to the extent matters of law are involved), each stating that (a) all conditions precedent herein provided for relating to either the legal defeasance under paragraph 9.02 above or the covenant defeasance under paragraph 9.03 above, as

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        the case may be, have been complied with and (b) if any other
        Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

Section 9.05. Deposited Money and U.S. Government Obligations to Be Held in
              Trust; Other Miscellaneous Provisions.

               All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

               Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06. Reinstatement.

               If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; PROVIDED, HOWEVER, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07. Moneys Held by Paying Agent.

               In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand

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of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company upon a Company Request (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08. Moneys Held by Trustee.

               Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a Company Request, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another person.

                                   ARTICLE 10

                               GUARANTEE OF NOTES

Section 10.01. Guarantee.

               Subject to the provisions of this Article 10, each Guarantor, by execution of the Guarantee, will jointly and severally unconditionally guarantee to each Holder and to the Trustee, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee (including without limitation amounts due the Trustee under Section 7.07) all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated

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maturity, by acceleration or otherwise. Each Guarantor, by execution of the
Guarantee, will agree that its obligations thereunder and hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

               Each Guarantor, by execution of the Guarantee, will waive diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and will covenant that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.01 hereof. Each Guarantor, by execution of the Guarantee, will further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 10.02. Execution and Delivery of Guarantees.

               A Guarantee shall be executed on behalf of a Guarantor by the manual or facsimile signature of an Officer of such Guarantor.

               If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office, such Guarantee shall be valid nevertheless.

Section 10.03. Limitation of Guarantee.

               The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

Section 10.04. Release of Guarantor.

               A Guarantor shall be released from all of its obligations under its Guarantee if:

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               (i)    the Guarantor has sold all or substantially all of its
assets or the Company and its Restricted Subsidiaries have sold at least 80% of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Sections 4.10 and 5.01 hereof; provided that in the event of a sale of less than all of the Capital Stock of a Guarantor, the release hereunder shall not be effective unless and until such Guarantor is similarly released from its guarantee under the Senior Credit Facility;

               (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with Section 5.01 hereof; or

               (iii) the Company properly designates the Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

and in each such case, such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 10.05. Guarantee Obligations Subordinated to Guarantor Senior
               Indebtedness.

               Each Guarantor, by execution of the Guarantee, will covenant and agree, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this
Article 10, the Indebtedness represented by the Guarantee and the payment of the principal of, premium, if any, interest, indemnification payments, expenses and other amounts on the Notes pursuant to the Guarantee by such Guarantor and under or in respect of the Financing Documents are hereby expressly made subordinate and subject in right of payment as provided in this Article 10 to the prior indefeasible payment and satisfaction in full (as hereinafter defined) of all Guarantor Senior Indebtedness of such Guarantor.

               This Section 10.05 and the following Sections 10.06 through 10.10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Guarantor Senior Indebtedness of any Guarantor; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

               For all purposes of this Article 10, all Guarantor Senior Indebtedness now or hereafter existing and all other Obligations relating thereto shall not be deemed to have been paid in full unless and until all of the Obligations of any holder thereof shall have been indefeasibly paid in full in cash (including, without limitation, all Accrued Bankruptcy Interest) and all of the commitments thereunder shall have been terminated and, in the case of any Letter of Credit Obligations, such Obligations shall have been fully drawn and paid in full in cash or 100% cash collateralized.

               A distribution may consist of cash, securities or other property, by set-off or otherwise.

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Section 10.06. Payment Over of Proceeds upon Dissolution, etc., of a Guarantor.

               In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (ii) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iii) any general assignment for the benefit of creditors or any other marshalling of assets or liabilities of any Guarantor, then and in any such event:

               (a) the holders of all Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment in full of all obligations due on or in respect of all such Guarantor Senior Indebtedness (including Accrued Bankruptcy Interest) and all outstanding Letter of Credit Obligations cash collateralized, before the Holders of the Notes are entitled to receive or retain, pursuant to the Guarantee of such Guarantor, any payment or distribution of any kind or character by such Guarantor on account of any of its Obligations on its Guarantee; and

               (b) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article 10 including any such distribution that is payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or the Guarantor Representative, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payments or distribution, or provisions thereof, to the Holders of such Guarantor Senior Indebtedness; and

               (c) in the event that, notwithstanding the foregoing provisions of this Section 10.06, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of any of its Obligations on its Guarantee before all Guarantor Senior Indebtedness of such Guarantor is paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution, or provision thereof to or for the holders of such Guarantor Senior Indebtedness.

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               The consolidation of a Guarantor with, or the merger of a
Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Article 10 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, complies with the conditions set forth in such Article 5 hereof.

Section 10.07. Suspension of Guarantee Obligations When Guarantor Senior
               Indebtedness in Default.

               (i) Unless Section 10.06 hereof shall be applicable, after the occurrence of a Payment Default on Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness, the occurrence of a Non-Payment Default on Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness and the acceleration of the maturity of Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness in accordance with its terms, or if any judicial proceeding is pending to determine whether any such default has occurred, no payment or distribution of any assets or securities of a Guarantor (or any Subsidiary of such Guarantor) of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations on its Guarantee) may be made by or on behalf of such Guarantor (or any Subsidiary of such Guarantor), including, without limitation, by way of set-off or otherwise, for or on account of its Obligations on its Guarantee, and no holder or owner of any Notes shall take or receive from any Guarantor (or any Subsidiary of such Guarantor), directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee (and, in any such event, such prohibition shall continue) until such Payment Default is cured, waived in writing or ceases to exist, such acceleration has been rescinded or otherwise cured, or such judicial proceeding shall be discharged, vacated or settled. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect and, subject to the provisions of the following paragraph (b), such Guarantor shall resume making any and all required payments in respect of its Obligations under its Guarantee including any missed payments.

               (ii) Unless Section 10.06 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness guaranteed by a Guarantor (which guarantee constitutes Guarantor Senior Indebtedness of such Guarantor), no payment or distribution of any assets or securities of such Guarantor or any of its Subsidiaries of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations on its Guarantee) shall be made by or on behalf of such Guarantor or any of its Subsidiaries, including, without limitation, by way of set-off or otherwise, for or on account of any of its Obligations on its Guarantee, and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Guarantor (or any Subsidiary of such Guarantor), directly or indirectly in any manner, payment in respect of all or

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any portion of its Obligations on its Guarantee for a period (a "Guarantee
Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Guarantor Representative of such Non-Payment Event of Default (subject, however, to the provisions of Section 11.09), unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (i)) the earliest to occur of the following events: (a) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, unless another default, event of default or other event that would prohibit such payment, distribution or acquisition under Section 10.07(i) has occurred and is continuing (b) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist unless another default, event of default or other event that would prohibit such payment, distribution or acquisition under Section 10.07(i) has occurred and is continuing or such Designated Senior Indebtedness shall have been discharged or paid in full or (c) such Guarantee Payment Blockage Period shall have been terminated by written notice to such Guarantor or the Trustee from the Guarantor Representative, after which, in the case of clause (a), (b) or (c), such Guarantor shall resume making any and all required payments in respect of its Obligations on its Guarantee, including any missed payments. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantee Payment Blockage Period initiated by the Guarantor Representative, whether or not initiated within the Initial Guarantee Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Guarantee Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 10.07(ii) or, in the event of a Non-Payment Event of Default which formed the basis for a Payment Blockage Period under Section 11.03(ii) hereof, 179 days from the date of the receipt by the Trustee of the notice referred to in Section 11.03(ii) (the "Initial Guarantee Blockage Period"). Any number of additional Guarantee Payment Blockage Periods may be commenced during the Initial Guarantee Blockage Period; PROVIDED, HOWEVER, that no such additional Guarantee Payment Blockage Period shall extend beyond the Initial Guarantee Blockage Period. After the expiration of the Initial Guarantee Blockage Period, no Guarantee Payment Blockage Period may be commenced under this Section 10.07(ii) and no Payment Blockage Period may be commenced under Section 11.03(ii) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Guarantee Blockage Period.

               (iii) If, notwithstanding the provisions of Sections 10.06 and 10.07, any direct or indirect payment or distribution on account of principal of or interest on or other Obligations with respect to the Guarantees or acquisition, repurchase, redemption, retirement or defeasance of any of the Guarantees shall be made by or on behalf of the Company (including any payments or distribution by any liquidating trustee or agent or other Person in a proceeding referred to in Section 10.06) and received by any Holder at a time when such payment or distribution was prohibited by the provisions of Section
10.06 or 10.07 or such payment or distribution was required to be made to holders of Guarantor Senior Indebtedness or their Guarantor Representative, then, unless and until such payment or distribution is no longer prohibited by
Section 10.06 or 10.07, such payment or distribution shall be received, segregated from other funds or assets and held in trust by the Holders, for the benefit of, and shall be immediately paid or delivered over to, the holders of Guarantor Senior Indebtedness or their Guarantor

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Representative, ratably in accordance with the respective amounts of the principal of such Guarantor Senior Indebtedness, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto held or represented by each, until the principal of all Guarantor Senior Indebtedness, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto have been paid in full and all outstanding Letter of Credit Obligations have been fully cash collateralized. Any distribution to the holders of Guarantor Senior Indebtedness or their Guarantor Representative of assets other than cash may be held by such holders or such Guarantor Representative as additional collateral without any duty to the Holders to liquidate or otherwise realize on such assets or to apply such assets to any Guarantor Senior Indebtedness or other Obligations relating thereto.

Section 10.08. Subrogation to Rights of Holders of Guarantor Senior
               Indebtedness.

               Upon the payment in full of all amounts payable under or in respect of all Guarantor Senior Indebtedness of a Guarantor and until the Notes are paid in full, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities of such Guarantor applicable to such Guarantor Senior Indebtedness until all amounts due to be paid under the Guarantee shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Guarantor Senior Indebtedness of any cash, property or securities to which Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 10, and no payments over pursuant to the provisions of this Article 10 to holders of Guarantor Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among each Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by such Guarantor to or on account of such Guarantor Senior Indebtedness.

Section 10.09. Guarantee Subordination Provisions Solely to Define Relative
               Rights.

               The subordination provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its Obligations on its Guarantee in accordance with its terms; or (ii) affect the relative rights against such Guarantor of the Holders of the Notes and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness; or (iii) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Guarantor Senior Indebtedness (a) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 10.06 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (b) under the conditions specified in Section 10.07 hereof, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.07(iii) hereof.

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               The failure by any Guarantor to make a payment in respect of its
Obligations on its Guarantee by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 10.10. Application of Certain Article 11 Provisions.

               The provisions of Sections 11.04, 11.07, 11.08, 11.09, 11.10,
11.11 11.12, 11.13, 11.14 and 11.15 hereof shall apply, mutatis mutandis, to each Guarantor and their respective holders of Guarantor Senior Indebtedness and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Guarantor, the holders of Guarantor Senior Indebtedness, the Holders and the Trustee with respect to the Guarantee and all references therein to Article 11 hereof shall mean this Article 10.

                                   ARTICLE 11

                             SUBORDINATION OF NOTES

Section 11.01. Notes Subordinate to Senior Indebtedness.

               The Company covenants and agrees, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the Indebtedness represented by the Notes and the payment of the principal of, and premium, if any, interest, indemnification payments, expenses and other amounts on the Notes and under or in respect of the Financing Documents (collectively, the "Subordinated Obligations") are hereby expressly made subordinate and subject in right of payment as provided in this Article 11 to the prior indefeasible payment and satisfaction in full (as hereinafter defined) of all Senior Indebtedness.

               This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

               For all purposes of this Article 11, all Senior Indebtedness now or hereafter existing and all other Obligations relating thereto shall not be deemed to have been paid in full unless and until all of the Obligations of any holder thereof shall have been indefeasibly paid in full in cash (including, without limitation, all Accrued Bankruptcy Interest) and all of the commitments thereunder shall have been terminated and, in the case of any Letter of Credit Obligations, such Obligations shall have been fully drawn and paid in full in cash or 100% cash collateralized.

               A distribution may consist of cash, securities or other property, by set-off or otherwise.

Section 11.02. Payment Over of Proceeds upon Dissolution, Etc.

               In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in

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connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary or (ii) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any general assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

               (a) the holders of Senior Indebtedness shall be entitled to receive payment in full of all obligations due on or in respect of all Senior Indebtedness (including Accrued Bankruptcy Interest) and all outstanding Letter of Credit Obligations cash collateralized, before the Holders of the Notes are entitled to receive or retain any payment or distribution of any kind or character on account of any of the Subordinated Obligations; and

               (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 (including any such distribution that is payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their Representative, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

               (c) in the event that, notwithstanding the foregoing provisions of this Section 11.02, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of any of the Subordinated Obligations before all Senior Indebtedness is paid in full in cash, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

               The consolidation of the Company with, or the merger of Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Article 11 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by

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conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such
Article 5 hereof.

Section 11.03. Suspension of Payment When Senior Indebtedness in Default.

               (i) Unless Section 11.02 hereof shall be applicable, after the occurrence of a Payment Default on Designated Senior Indebtedness, the occurrence of a Non-Payment Default on Designated Senior Indebtedness and the acceleration of the maturity of Designated Senior Indebtedness in accordance with its terms, or if any judicial proceeding is pending to determine whether any such default has occurred, no payment or distribution of any assets or securities of the Company (or any Subsidiary of the Company) of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company (or any Subsidiary of the Company), including, without limitation, by way of set-off or otherwise, for or on account of any of the Subordinated Obligations or for or on account of the purchase, redemption or other acquisition of the Notes, and no holder or owner of any Notes shall take or receive from the Company or any Subsidiary of the Company, directly or indirectly in any manner, payment in respect of all or any portion of any of the Subordinated Obligations (and, in any such event, such prohibition shall continue) until such Payment Default is cured, waived in writing or ceases to exist or such judicial proceeding shall be discharged, vacated or settled, such acceleration has been rescinded or otherwise cured. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect and, subject to the provisions of the following paragraph (ii), the Company shall resume making any and all required payments in respect of the Subordinated Obligations, including any missed payments.

               (ii) Unless Section 11.02 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any assets or securities of the Company or any of its Subsidiaries of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any of its subsidiaries, including, without limitation, by way of set-off or otherwise, for or on account of any of the Subordinated Obligations, or for or on account of the purchase, redemption, defeasance or other acquisition of Notes, and neither the Trustee nor any holder or owner of Notes shall take or receive from the Company or any of its Subsidiaries, directly or indirectly in any manner, payment in respect of all or any portion of the Subordinated Obligations for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default (subject, however, to the provisions of Section 11.09) unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (i)) the earliest to occur of the following events: (a) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, unless another default, event of default or other event that would prohibit such payment, distribution or acquisition under Section 11.03(i) has occurred and is continuing (b) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist , unless another default, event of default or other event that would

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prohibit such payment, distribution or acquisition under Section 11.03(i) has occurred and is continuing or such Designated Senior Indebtedness shall have been paid in full or (c) such Payment Blockage Period shall have been discharged or terminated by written notice to the Company or the Trustee from the Representative, after which, in the case of clause (a), (b) or (c), the Company shall resume making any and all required payments in respect of the Subordinated Obligations, including any missed payments. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. Notwithstanding any other provisions of this Indenture, in no event shall a Payment Blockage Period commenced in accordance with the provisions of this Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 11.03(ii) (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; PROVIDED, HOWEVER, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this Section 11.03(ii) (and no Guarantee Payment Blockage Period may be commenced under Section 10.07(ii) hereof) until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period.

               (iii) If, notwithstanding the provisions of Sections 11.02 and 11.03, any direct or indirect payment or distribution on account of any of the Subordinated Obligations or acquisition, repurchase, redemption, retirement or defeasance of any of the Notes shall be made by or on behalf of the Company (including any payments or distribution by any liquidating trustee or agent or other Person in a proceeding referred to in Section 11.02) and received by any Holder at a time when such payment or distribution was prohibited by the provisions of Section 11.02 or 11.03 or such payment or distribution was required to be made to holders of Senior Indebtedness or their Representative, then, unless and until such payment or distribution is no longer prohibited by
Section 11.02 or 11.03, such payment or distribution shall be received, segregated from other funds or assets and held in trust by the Holders, for the benefit of, and shall be immediately paid or delivered over to, the holders of Senior Indebtedness or their Representative, ratably in accordance with the respective amounts of the principal of such Senior Indebtedness, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto held or represented by each, until the principal of all Senior Indebtedness, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto have been paid in full and all outstanding Letter of Credit Obligations have been fully cash collateralized. Any distribution to the holders of Senior Indebtedness or their Representative of assets other than cash may be held by such holders or such Representative as additional collateral without any duty to the Holders to liquidate or otherwise realize on such assets or to apply such assets to any Senior Indebtedness or other Obligations relating thereto.

Section 11.04. Trustee's Relation to Senior Indebtedness.

               With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in

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this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

Section 11.05. Subrogation to Rights of Holders of Senior Indebtedness.

               Upon the payment in full of all Senior Indebtedness and until the Notes are paid in full, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until all amounts due to be paid under the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this
Article 11 to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

Section 11.06. Provisions Solely to Define Relative Rights.

               The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders in respect of its Obligations on the Notes as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against the Company or the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (iii) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness (a) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 11.02 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or
(b) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(iii) hereof.

               The failure by the Company to make a payment in respect of its Obligations on the Notes by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

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Section 11.07. Trustee to Effectuate Subordination.

               Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take, in the Trustee's sole discretion, such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Representative, may file such a claim on behalf of Holders of the Notes.

Section 11.08. No Waiver of Subordination Provisions.

               (i) No right of any present or future holder of any Senior Indebtedness to enforce subordination of the Obligations on account of the Notes as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Holder or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Holder with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               (ii)   Without limiting the generality of subsection (i) of this
Section 11.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or extended, restate, refinance, amend, supplement, renew or alter, Senior Indebtedness, any security thereof or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person; PROVIDED, HOWEVER, that in no event shall any such actions limit the right of the Trustee or the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to
Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

               (iii) Each Holder by its acceptance of any Note: (a) acknowledges and agrees that the holders of any Senior Indebtedness or their Representative, in its or their discretion, and without affecting any rights of any holder of Senior Indebtedness under this Article 11, may foreclose any mortgage or deed of trust covering interest in real property securing such Senior Indebtedness or any guarantee thereof by judicial or nonjudicial sale, even though such action may release the Company or any guarantor of such Senior Indebtedness from further liability under such Senior Indebtedness or any guarantee thereof or may otherwise limit the remedies

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available to the holders thereof; and (b) hereby waives any defense that such
Holder may otherwise have to the enforcement by any holder of any Senior Indebtedness or any Representative of such holder against such Holder of this
Article 11 after or as a result of any action, including any such defense based on any loss or impairment of rights of subrogation.

               (iv) If at any time any payment of Obligations with respect to any Senior Indebtedness is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization or liquidation of the Company or otherwise, the provisions of this Article 11 shall continue to be effective or reinstated, as the case may be, to the same extent as though such payments had not been made.

Section 11.09. Notice to Trustee.

               (i) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice at least two Business Days prior to the date of any payment to the Holders thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the timely receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, shall be entitled in all respects to assume that no such facts exist.

               (ii) Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); PROVIDED, HOWEVER, that failure to give such notice to the Company shall not affect in any way the right of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.10. Reliance on Judicial Order or Certificate of Liquidating Agent.

               Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative. Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 7.01 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.11. Rights of Trustee as a Holder of Senior Indebtedness;
               Preservation of Trustee's Rights.

               The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

Section 11.12. Article Applicable to Paying Agents.

               In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee.

Section 11.13. No Suspension of Remedies.

               Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 11 of the holders, from time to time, of Senior Indebtedness.

Section 11.14. Authorization to Effect Subordination.

               If any of the Holders does not file a proper proof of claim of debt in the form required in any proceeding referred to in Section 6.01(vi) or 6.01(vii) with respect to the Company at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for, and on behalf of, the Holders; provided that nothing herein shall be deemed to give the Representative any rights to vote or otherwise act on behalf of any Holder in such proceeding other than to make such filing.

Section 11.15. Amendments.

               The provisions of this Article 11 shall not be amended or modified in any manner without the written consent of the holders of all Senior Indebtedness unless such amendment or modification could not adversely affect the holders of such Senior Indebtedness.

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

               If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02. Notices.

               Except for notice or communications to Holders any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

               If to the Company or any Guarantor:

               United Industries Corporation
               2150 Schuetz Road
               St. Louis, Missouri 63146
               Attention: Chief Financial Officer
               Fax Number: (314) 253-5964

               Copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois 60601
               Attention: William S. Kirsch, P.C.
                          Richard W. Porter, P.C.

               If to the Trustee:

               U.S. Bank National Association
               225 Asylum Street, 23rd Floor
               Hartford, CT 06103
               Attention: Corporate Trust Administration
               Fax Number: (860) 241-6881

               Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

               The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

               Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

               In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03. Communications by Holders with Other Holders.

               Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

               Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

               (i) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (ii) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate and Opinion.

               Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06. Rules by Trustee and Agents.

               The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.07. Governing Law.

               THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 12.08. No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.09. No Recourse Against Others.

               No recourse for the payment of the principal of or premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Company or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture, the Notes and the Guarantees are solely obligations of the Company and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Company or any Guarantor, or any successor corporation thereof, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture, the Notes or the Guarantees or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

Section 12.10. Successors.

               All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.04 hereof.

Section 12.11. Multiple Counterparts.

               The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.12. Table of Contents, Headings, Etc.

               The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.13. Separability.

               Each provision of this Indenture, the Notes and the Guarantees shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture, the Notes or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                         UNITED INDUSTRIES CORPORATION


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                         SCHULTZ COMPANY


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                         GROUND ZERO, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                         SYLORR PLANT CORPORATION


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         WPC BRANDS, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                         U.S. BANK NATIONAL ASSOCIATION


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                               EXECUTION VERSION

                                    EXHIBIT A

                             [FORM OF FACE OF NOTE]

                                  CUSIP Number

                          UNITED INDUSTRIES CORPORATION

         9-7/8% [Series C] [Series D] SENIOR SUBORDINATED NOTE DUE 2009

               United Industries Corporation (the "Company", which term includes any successor entity), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of [-] DOLLARS (-), on April 1, 2009.

               Interest Payment Dates: April 1 and October 1, commencing April 1, 2003

               Record Dates: March 15 and September 15, and March 27, 2003 with respect to the Interest Payment Date on April 1, 2003

               This Note shall not be valid or obligatory for any purpose until the certificate of authentication shall have been executed by the Trustee by its manual signature.

               Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized Officers.

                                         UNITED INDUSTRIES CORPORATION


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

Certificate of Authentication:
This is one of the 9-7/8% [Series C]
[Series D]Senior Subordinated Notes
due 2009 referred to in the within-
mentioned Indenture

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee


By:
   ---------------------------------
       Authorized Signatory

                                 (REVERSE SIDE)

                          UNITED INDUSTRIES CORPORATION

         9-7/8% [SERIES C] [SERIES D] SENIOR SUBORDINATED NOTE DUE 2009

1.      INTEREST.

               UNITED INDUSTRIES CORPORATION, a Delaware corporation (the "Company", which term includes any successor entity), promises to pay interest on the principal amount of this Note semiannually on April 1 and October 1 of each year (each an "Interest Payment Date"), commencing on April 1, 2003, at the rate of 9-7/8% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 1, 2002.

               The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate equal to 2% per annum in excess of the rate borne by the Notes.

2.      METHOD OF PAYMENT.

               The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the March 15 or September 15 (March 27, 2003 for the April 1, 2003 Interest Payment Date) preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest (including Additional Interest, if any) in money of the United States that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that the Company may pay principal, premium, if any, and interest (including Additional Interest, if any) by check payable in such money. They may mail an interest check to the Holder's registered address.

3.      PAYING AGENT AND REGISTRAR.

               Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar.

4.      INDENTURE; RESTRICTIVE COVENANTS.

The Company issued this Note under an Indenture dated as of March 27, 2003 (as amended and supplemented from time to time, the "Indenture") among the Company, the Guarantors and the Trustee. [This Note is one of a duly authorized issue of initial Notes of the Company designated as its 9 7/8% Series C Senior Subordinated Notes due 2009.]* Subject to compliance with the covenants in the Indenture, the Company may issue additional notes (the "Additional Notes") under the Indenture. The Notes include the initial Notes, the Additional Notes and the Exchange Securities issued in exchange for the Notes pursuant to the Indenture. The initial Notes, the Additional Notes and the Exchange Securities are treated as single class of securities under the Indenture. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

               The Notes are general unsecured obligations of the Company. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of capital stock by Subsidiaries of the Company, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Company and their Restricted Subsidiaries, certain other restricted payments by the Company and their Restricted Subsidiaries, certain transactions with, and investments in, its affiliates, certain sale and lease-back transactions and a provision regarding change-of-control transactions.

5.      SUBORDINATION.

               The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED, HOWEVER, that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph [17] [18] below.

6.      OPTIONAL REDEMPTION.

               The Company, at its option, may redeem the Notes, in whole or in part, at any time on or after April 1, 2004 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on April 1 of each year listed below:

         Year                                                           Redemption Price
         2004......................................................         104.938%

----------
*  Only to be included in Notes issued on the initial Issue Date.

         2005......................................................         103.292%
         2006......................................................         101.646%
         2007......................................................         100.000%

7.      NOTICE OF REDEMPTION.

               Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

8.      OFFERS TO PURCHASE.

               The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon the occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

[9      REGISTRATION RIGHTS.

               Pursuant to the Registration Rights Agreement among the Company, the Initial Subsidiary Guarantors and Banc of America Securities LLC, CIBC World Markets Corp. and Goldman, Sachs & Co., as initial purchasers of the Notes, the Company and the Initial Subsidiary Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note and holders of the Series B Notes shall have the right to exchange this Note or a Series B Note, respectively, for the Company's Notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.]*

10.     DENOMINATIONS, TRANSFER, EXCHANGE.

               The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before the mailing of notice of redemption of Notes to be redeemed or any Note after it

----------
* Paragraph 9 shall only be included in the 9-7/8% Series C Senior Subordianted Notes due 2009
is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

11.     PERSONS DEEMED OWNERS.

               The registered Holder of this Note may be treated as the owner of it for all purposes.

12.     UNCLAIMED MONEY.

               If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

13.     AMENDMENT, SUPPLEMENT AND WAIVER.

               Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any Holder.

14.     SUCCESSOR ENTITY.

               When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

15.     DEFAULTS AND REMEDIES.

               Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(vi) or (vii) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Senior Credit Facility or five Business Days after receipt by the Company and the Representative of notice of the acceleration of the Notes; PROVIDED, HOWEVER, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(vi) or
(vii) of the Indenture with respect to the Company occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

16.     TRUSTEE DEALINGS WITH THE COMPANY AND THE GUARANTORS

               The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not Trustee.

17.     NO RECOURSE AGAINST OTHERS.

               As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

18.     DEFEASANCE AND COVENANT DEFEASANCE.

               The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

19.     ABBREVIATIONS.

               Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.     CUSIP NUMBERS.

               Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.     GOVERNING LAW.

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

               THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
UNITED INDUSTRIES CORPORATION, 2150 SCHUETZ ROAD, ST. LOUIS, MISSOURI 63146,
ATTENTION: CHIEF FINANCIAL OFFICER.

22.     GUARANTEES.

               The Notes will be entitled to the benefits of Guarantees by certain of the Company's existing and future domestic Restricted Subsidiaries made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                                   ASSIGNMENT

I or we assign and transfer this Note to:______________________________________

             _______________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


             (Print or type name, address and zip code of assignee)

and irrevocably appoint: _____________________________________________, Agent to
transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:                          Your Signature:
    ------------------                         ---------------------------------
                                              (Sign exactly as your name appears
                                               on the other side of this Note)


                Signature Guarantee:*____________________________

----------
* Participant in a recognized Signature Guranteee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.19 of the Indenture, check the appropriate box:

               / /  Section 4.10                  / /  Section 4.19

               If you want to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.19 of the Indenture, state the amount you elect to have purchased (in amounts of $1,000 or an integral multiple thereof):

$______________________________

Date:

                  Your Signature:
                                 -----------------------------------------------
                                 (Sign exactly as your name appears on
                                  the face of this Note)



             Signature Guaranteed:*________________________________


----------
* Participant in a recognized Signature Guranteee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                               EXECUTION VERSION

                                    EXHIBIT B

                        [FORM OF LEGEND FOR 144A NOTE]*


               THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT
(1) WILL NOT PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY, WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

----------
* To be included only for Notes not registered under the Securities Act and eligible for resale pursuant to Rule 144A under the Securities Act.

                      [FORM OF ASSIGNMENT FOR 144A NOTE]*

I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint: _________________________________, Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

               / / (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

               / / (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                      Your Signature:
     ---------------------                 -------------------------------------
                                           (Sign exactly as your name appears
                                            on the other side of this Note)

           Signature Guarantee:**
                                 -----------------------------

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

               The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned

----------
* To be included only Notes not registered under the Securities Act are eligible for resale pursuant to Rule 144A under the Securities Act.

** Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -------------------              ------------------------------
                                       NOTICE:  To be executed by
                                                an executive officer

                                                               EXECUTION VERSION

                                    EXHIBIT C

                    [FORM OF LEGEND FOR REGULATION S NOTE]*

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

----------
* To be included only for Notes not registered under the Securities Act issued pursuant to Regulation S under the Securities Act.

                  [FORM OF ASSIGNMENT FOR REGULATION S NOTE]*

I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:_____________________________________, Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.


                                   [Check One]

               / / (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

               / / (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                      Your Signature:
     ---------------------                 -------------------------------------
                                           (Sign exactly as your name appears
                                           on the other side of this Note)

           Signature Guarantee:**
                                 ------------------------------------

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

               The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned

----------
* To be included only for Note not registered under the Securities Act and issued pursuant to Regulation S under the Securities Act

** Participant in a recognized Signature Guarantee Medallion Program (or other guarantor acceptable to the Trustee).

has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------                ------------------------------
                                        NOTICE:  To be executed by
                                                 an executive officer

                                                               EXECUTION VERSION

                                    EXHIBIT D

                       [FORM OF LEGEND FOR GLOBAL NOTE]*

               Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Rule 144A Note or Regulation S Note) in substantially the following form:

               THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

----------
*   To be included only in a Note issued in global form.

                                                               EXECUTION VERSION

                                    EXHIBIT E

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                         -----------------, ----

U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, CT 06103

Attention:

                  Re:   UNITED INDUSTRIES CORPORATION (the
                        "Company") 9-7/8% Series C Senior Subordinated Notes due 2009 (the "Notes")

Dear Sirs:

               In connection with our proposed purchase of Notes, we confirm that:

               1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of March 27, 2003 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

               2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof,
        (ii) pursuant to an effective registration statement under the Securities Act, (iii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iv) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes,
        (v) outside the United States to persons, other than U.S. persons, in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, or (vi) pursuant to any other exemption from registration under the Securities Act (if available), and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

               3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

               4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
        Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

               5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,

                                               [Name of Transferee]



                                               By:
                                                   ----------------------------
                                                       Authorized Signature

                                                               EXECUTION VERSION

                                    EXHIBIT F

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                             -------------, ---

U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, CT 06103

Attention:

                  Re:    UNITED INDUSTRIES CORPORATION (the "Company")
                         9-7/8% Series C Senior Subordinated Notes due 2009 (the "Notes")

Dear Sirs:

               In connection with our proposed sale of $[ - ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

               (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

               (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

               (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

               (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                             Very truly yours,

                                             [Name of Transferor]



                                             By:
                                                 ------------------------------
                                                    Authorized Signature

                                                               EXECUTION VERSION

                                    EXHIBIT G

                               [FORM OF GUARANTEE]

               The undersigned (the "Guarantor") hereby unconditionally guarantees, on a senior subordinated basis, jointly and severally with all other guarantors under the Indenture dated as of March 27, 2003 by and among United Industries Corporation, a Delaware corporation (the "Company"), the Guarantors named therein and U.S. Bank National Association, as trustee (as amended, restated or supplemented from time to time, the "Indenture"), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest (including Additional Interest, if any) on overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

               This guarantee shall be automatically and unconditionally released and discharged upon certain mergers, consolidations, sales and other dispositions (including, without limitation, by foreclosure) in accordance with the Indenture.

                            [SIGNATURE PAGE FOLLOWS]

               The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Capitalized terms used and not defined herein have the meanings ascribed to such terms in the Indenture.

                                           Guarantor

                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                                               EXECUTION VERSION

                                                                   Schedule 1.01

                              INDIVIDUAL INVESTORS

David C. Pratt

David C. Pratt Grantor Retained Interest Trust

Mark R. Gale Revocable Trust

Robert Gale

Charles R. Gale

Randolph D. Gale

Ralph Edwards Revocable Trust

David C. Pratt Grantor Retained Annuity Trust

Ryder Pratt Grantor Retained Annuity Trust

1994 Ryder Pratt Grantor Retained Annuity Trust

1998 Gale Family Nevada Irrevocable Trust

Stephen R. Brian

Richard A. Bender

Stephen R. Brian, as Trustee under that certain Trust Agreement, dated 1/99 by and between the Corporation and the Trustee FBO Richard A. Bender

William P. Johnson

Stephen R. Brian, as Trustee under that certain Trust Agreement, dated 1/99 by and between the Corporation and the Trustee FBO Richard A. Bender

Daniel J. Johnston

Stephen R. Brian, as Trustee under that certain Trust Agreement, dated 1/99 by and between the Corporation and the Trustee FBO Daniel J. Johnston

David Jones

                                      S-1